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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-206876

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 11, 2016

PROSPECTUS SUPPLEMENT
(To Prospectus dated September 11, 2015)

19,500,000 Shares

Synergy Resources Corporation

Common Stock

        We are selling 19,500,000 shares of our common stock.

        Our shares trade on the NYSE MKT under the symbol "SYRG." On April 8, 2016, the last sale price of the shares as reported on the NYSE MKT was $8.41 per share.

        The underwriters have an option to purchase a maximum of 2,925,000 additional shares. The option may be exercised within 30 days after the date of this prospectus supplement.

        Investing in our common stock involves risks. See "Risk Factors" on page S-11 of this prospectus supplement.

        The underwriters have agreed to purchase the common stock from us at a price of $             per share, which will result in $             of proceeds to us before expenses. The underwriters may offer the shares of common stock from time to time for sale in one or more transactions on the NYSE MKT, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.

        The shares will be ready for delivery on or about                           , 2016.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse

The date of this prospectus supplement is           , 2016

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

        This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our common stock and certain other matters relating to our business. The second part is the accompanying prospectus, which gives more general information, some of which does not apply to this offering. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference, you should rely on the information in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus as well as the additional information described under "Incorporation of Certain Information by Reference" on page S-48 of this prospectus supplement before investing in our common stock. Also see "Special Note Regarding Forward-Looking Statements" on page S-iii of this prospectus supplement.

        We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission, or SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement and the exhibits that are a part of the registration statement.

        We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in each of this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and any related free writing prospectus is accurate as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and any related free writing prospectus when making your investment decision.

        Unless otherwise stated, information in this prospectus supplement assumes the underwriters will not exercise their option to purchase additional shares of our common stock.

        Unless otherwise indicated or the context requires otherwise, all references in this prospectus supplement to "Synergy," "we," "us," or "our" are to Synergy Resources Corporation.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act") regarding our business, financial condition, results of operations, prospects, future production and future capital expenditures, operating plans and opportunities. All statements other than statements of historical facts included in and incorporated by reference into this report are "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements herein.

        The above statements are not the exclusive means of identifying forward-looking statements herein. Although forward-looking statements contained in this prospectus supplement reflect our good faith judgment, such statements can only be based on facts and factors currently known to us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, including known and unknown risks and uncertainties incidental to the exploration for, and the acquisition, development, production and marketing of, oil and natural gas, and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.

        Important factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to:

  •
  extended or further decline in oil and natural gas prices;

  •
  operating hazards that adversely affect our ability to conduct business;

  •
  uncertainties in the estimates of proved reserves;

  •
  the effect of seasonal weather conditions and wildlife restrictions on our operations;

  •
  our ability to fund, develop, produce and acquire additional oil and natural gas reserves that are economically recoverable;

  •
  our ability to obtain adequate financing;

  •
  the effect of local and regional factors on oil and natural gas prices;

  •
  incurrence of ceiling test write-downs;

  •
  our inability to control operations on properties we do not operate;

  •
  the availability and capacity of gathering systems and pipelines for our production;

  •
  the strength and financial resources of our competitors;

  •
  our ability to successfully identify, execute or effectively integrate future acquisitions;

  •
  the effect of federal, state and local laws and regulations;

  •
  the effects of, including the costs to comply with, new environmental legislation or regulatory initiatives, including those related to hydraulic fracturing;

  •
  our ability to market our production;

  •
  the effects of local moratoria or bans on our business;

  •
  the effect of environmental liabilities;

S-iii

  •
  the effect of the adoption and implementation of new statutory and regulatory requirements for derivative transactions;

  •
  changes in U.S. tax laws;

  •
  our ability to satisfy our contractual obligations and commitments;

  •
  the amount of our indebtedness and ability to maintain compliance with debt covenants;

  •
  the effectiveness of our disclosure controls and our internal controls over financial reporting;

  •
  the geographic concentration of our principal properties;

  •
  our ability to protect critical data and technology systems;

  •
  the availability of water for use in our operations; and

  •
  the risks and uncertainties described and referenced in "Risk Factors."

        Furthermore, we urge you to carefully review and consider the disclosures made in this prospectus supplement and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risks and uncertainties that may affect our business, financial condition, results of operations and cash flows as discussed in "Risk Factors" beginning on page S-11 of this prospectus supplement. We caution you not to place undue reliance on forward-looking statements, which speak only as of the respective dates on which they were made. We undertake no obligation to update any forward-looking statements in order to reflect any event or circumstance occurring after the date of this prospectus supplement or currently unknown facts or conditions or the occurrence of unanticipated events. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

        This summary provides a brief overview of us and the key aspects of this offering. This summary does not contain all of the information that may be important to you. For a more complete understanding, you should read carefully this entire prospectus supplement and the accompanying prospectus, including the information presented under the headings "Risk Factors" and "Special Note Regarding Forward-Looking Statements," and the documents incorporated by reference herein.

 Synergy Resources Corporation

Our Company

        Synergy Resources Corporation ("we," "us," "our," "Synergy," or the "Company") is a growth-oriented independent oil and natural gas company engaged in the acquisition, development, and production of crude oil and natural gas in and around the D-J Basin, which we believe to be one of the premier liquids-rich oil and gas resource plays in the United States. The D-J Basin generally extends from the Denver metropolitan area throughout northeast Colorado into Wyoming, Nebraska, and Kansas. It contains hydrocarbon-bearing deposits in several formations, including the Niobrara, Codell, Greenhorn, Shannon, Sussex, J-Sand and D-Sand. The area has produced oil and gas for over fifty years and benefits from established infrastructure including midstream and refining capacity, long reserve life, and multiple service providers.

        Our production for the quarter ended November 30, 2015 averaged 10,540 barrels of oil equivalent, or BOE, per day. Our estimated proved reserves as of December 31, 2015 were 66.2 million BOE based on SEC prices of $41.33 per barrel of oil and $2.60 per Mcf of natural gas, in each case reflecting adjustments for applicable differentials. As of December 31, 2015, we had approximately 441,000 gross and 349,000 net acres under lease, substantially all of which are located in the greater D-J Basin. We currently have approximately 92,000 net acres under lease in the greater Wattenberg area.

        Our drilling and completion activities are focused in the Wattenberg Field, an area that covers the western flank of the D-J Basin, predominantly in Weld County, Colorado. Currently we are focused on the horizontal development of the Codell and Niobrara formations, which are characterized by relatively high liquids content. We operate the majority of the horizontal wells we have working interests in, and we strive to maintain a high net revenue interest in all of our operations.

        Substantially all of our producing wells are either in or adjacent to the Wattenberg Field. We operate over 75% of our proved producing reserves, and over 98% of our planned calendar 2016 drilling and completion expenditures are focused on the Wattenberg Field. This gives us both operational focus and development flexibility to maximize returns on our leasehold position.

Acquisition Activity

        We regularly engage in discussions with potential sellers regarding acquisition opportunities. In particular, we are bidding on, or are in discussion with respect to, several possible acquisitions, as described under "Use of Proceeds." Such acquisition efforts may involve our participation in auction processes, as well as situations in which we believe we are the only buyer or one of a very limited number of potential buyers in negotiations with the potential seller. These acquisition efforts can involve assets that, if acquired, would have a material effect on our financial condition and results of operations. We finance acquisitions with a combination of funds from equity offerings, bank borrowings and cash generated from operations.

        We typically do not announce a transaction until after we have executed a definitive agreement. In certain cases, in order to protect our business interests or for other reasons, we may defer public announcement of a transaction until closing or a later date. Past experience has demonstrated that discussions and negotiations regarding a potential transaction can advance or terminate in a short period of time. Moreover, the closing of any transaction for which we have entered into a definitive agreement may be subject to customary and other closing conditions, which may not ultimately be satisfied or waived. Accordingly, we can give no assurance that our current or future acquisition or investment efforts will be successful. See "Risk Factors—Risks Related to Our Business and the Industry—We may be unable to successfully identify, execute, or effectively integrate future acquisitions, which may negatively affect our results of operations."

Preliminary Financial and Other Information

        Set forth below are certain preliminary estimates of our financial and other results for the four months ended December 31, 2015 and three months ended March 31, 2016 as well as certain other preliminary information and guidance for calendar year 2016. These preliminary estimates represent the most current information available to management because our financial closing procedures for the four months ended December 31, 2015 and quarter ended March 31, 2016 are not yet complete. These preliminary estimates are not a comprehensive statement of our financial or other results for these periods, and our actual results may differ materially from these estimates as a result of the completion of our financial and other closing procedures, final adjustments and other developments arising between now and the time that our financial and other results for these periods are finalized. The estimates are not necessarily indicative of any future period and should be read together with "Risk Factors," "Special Note Regarding Forward-Looking Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Selected Financial Data" and our financial statements and related notes included in or incorporated by reference in this prospectus supplement.

        The preliminary financial data included in this prospectus supplement has been prepared by and is the responsibility of our management. EKS&H LLLP has not audited, reviewed, or compiled the accompanying preliminary financial data. Accordingly, EKS&H LLLP does not express an opinion or any other form of assurance with respect thereto.

Four months ended December 31, 2015 operational update

  •
  Revenue was $34 million and net loss was $123 million for the four-month period, as compared to revenue of $53 million and net income of $27 million for the same period in 2014

  •
  As of December 31, 2015, the Company had $85 million of availability on its credit facility and, including credit agreement availability, $151 million of liquidity

  •
  Net oil and natural gas production of 1,320 thousand barrels of oil equivalent (MBOE), and averaged approximately 10,800 BOE per day (BOE/d) for the four-month period versus an average of approximately 8,400 BOE/d in the same period in 2014

  •
  Drilling and completion capital expenditures were approximately $41 million for the four-month period and 13 net operated horizontal wells were brought on line during the four-month period

  •
  At November 30, 2015, the last day of our prior fiscal first quarter 2016, our net capitalized costs for oil and natural gas properties exceeded the ceiling amount by $125.2 million, resulting in immediate recognition of a ceiling test impairment of $125.2 million for the four months ended December 31, 2015

  •
  We incurred transportation deficiency charges of $2.8 million in the four months ended December 2015, as we were unable to meet all of the obligations during the month of December. For the three months ended March 31, 2016, our production exceeded our delivery obligations, subsequent to the expiration of the volume commitment to a third-party refiner.

        The following table presents summary balance sheet and income statement data as of December 31, 2015 (in millions).

Summary balance sheet items:

As of December 31, 2015
Assets
Total cash	$66
Total property and equipment, net	527
Total assets	673
Liabilities
Revolving credit facility	78
Total liabilities	166
Total shareholders' equity	507

Summary income statement items:

Four months ended December 31, 2015
Oil and gas revenues	$34
Total expenses	174
Operating (loss) income	(139)
Net (loss) income	(123)

Three months ended March 31, 2016 business and operational update

        Our average daily production from January 1, 2016 through March 31, 2016 was between 10,800 and 11,200 BOE/d. During that period, the average WTI benchmark price for oil was down approximately 25% versus its average for the quarter ended November 30, 2015. Similarly, the average Henry Hub benchmark price for gas was down approximately 19% versus its average for the quarter ended November 30, 2015. Our development capital expenditures during that period were primarily related to drilling operations as we continued to operate one drilling rig during that period. As of March 31, 2016, the Company's cash and equivalents totaled $50.9 million and the Company had $145 million of availability on its credit facility and, including credit agreement availability, $196 million of liquidity.

        Effective January 28, 2016, we entered into the Seventh Amendment to Amended and Restated Credit Agreement (the "Amendment") with SunTrust Bank, as administrative agent and an issuing bank and certain other banks party to the Credit Agreement (defined below). The Amendment further amends that certain Amended and Restated Credit Agreement dated as of November 28, 2012 (including all previous amendments thereto, the "Credit Agreement"), to (i) decrease the borrowing base under the Credit Agreement from $163 million to $145 million, (ii) delete the minimum interest rate floor, (iii) delete the minimum liquidity covenant, (iv) add a current ratio covenant of 1.0 to 1.0 and (v) delete the minimum hedging requirement.

2016 Capital Expenditures and Production

        We currently anticipate that our development capital expenditures for the 2016 calendar year will be between $130 million and $150 million, and that we will drill approximately 55 gross (52 net) wells during that period. We currently have one rig running. Based on our anticipated capital expenditures, we currently expect our average daily production during calendar 2016 to range between 11,000 and 12,000 BOE/d. This compares to the average daily production of 8,750 BOE/d for the twelve month period ended August 31, 2015. Our expectations with respect to these matters are subject to numerous risks and uncertainties, including those described in "Risk Factors".

Corporate Information

        Our common stock is quoted on the NYSE MKT under the symbol "SYRG."

        Our principal executive offices are located at 1625 Broadway, Suite 300, Denver, Colorado 80202. Our telephone number is 303-616-4300.

        We also maintain an internet website at www.syrginfo.com, which contains information about us. Our website and the information contained in and connected to it are not a part of or incorporated by reference into this prospectus supplement or the accompanying prospectus.

 THE OFFERING

Issuer	Synergy Resources Corporation
Common stock offered(1)	19,500,000 shares (or 22,425,000 shares if the underwriters exercise their option to purchase additional shares in full)
Common stock to be outstanding after this offering	145,745,686 shares (or 148,670,686 shares if the underwriters exercise their option to purchase additional shares in full)
Option to purchase additional shares granted by us	The underwriters have an option to purchase a maximum of 2,925,000 additional shares. The option may be exercised within 30 days after the date of this prospectus supplement.
Use of proceeds

We estimate that our net proceeds from this offering, after deducting underwriting discounts and commissions and estimated fees and expenses, will be approximately $       million ($       million if the underwriters exercise their option to purchase 2,925,000 additional shares of our common stock in full).

We intend to use the net proceeds from this offering for general corporate purposes, which may include continuing to develop our acreage position in the Wattenberg Field in Colorado, funding a portion of our capital expenditure program for the remainder of 2016, or other uses. In addition, we are bidding on, or are in discussions with respect to, several possible acquisitions that, should we be successful in their pursuit, could require the use of proceeds of this offering. While we do not have any binding agreements for any such acquisitions, and we may not reach agreement with respect to any of these potential acquisitions, we are targeting acquisitions of oil and natural gas properties in the D-J Basin, some of which could be sizeable. To the extent that the aggregate value of any agreed purchase prices for such acquisitions exceeds the funds available to us, we would seek to raise additional forms of financing or capital markets financings in order to complete such a transaction.

NYSE MKT symbol	SYRG
Dividend policy

We have not paid dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. In addition, our revolving credit facility limits our ability to pay dividends and make other distributions on our common stock.

Risk factors

An investment in our common stock involves a significant degree of risk. We urge you to carefully consider all of the information described in the section entitled "Risk Factors" beginning on page S-11 of this prospectus supplement.

(1)
See "Description of Capital Stock" on page S-36 of this prospectus supplement for additional information regarding the common stock to be issued in this offering.

        The information above regarding the number of shares of our common stock outstanding is based on 126,245,686 shares of common stock outstanding as of March 31, 2016. The number of shares of our common stock outstanding as of that date does not include 9,911,914 shares reserved for issuance under our equity compensation plans, of which 1,136,671 restricted shares have been granted and are subject to issuance in the future based on the satisfaction of certain vesting criteria established pursuant to the respective awards, 464,946 performance-based restricted shares have been granted and are subject to future issuance based on the Company's total shareholder return relative to a selected peer group of companies over the performance period, and 5,545,500 of which are issuable upon the exercise of outstanding options to purchase common stock. Our outstanding options have a weighted average exercise price of $9.53 per share.

 SUMMARY FINANCIAL INFORMATION

        The following table sets forth our summary financial data. The summary financial data shown below for the years ended August 31, 2015, 2014 and 2013 has been derived from, and should be read together with, our audited financial statements and the related notes contained in our Annual Report on Form 10-K for the year ended August 31, 2015, incorporated by reference in this prospectus supplement and the accompanying prospectus. The summary financial data for the three months ended November 30, 2015 and 2014 has been derived from, and should be read together with, our unaudited condensed financial statements and the related notes contained in our Quarterly Report on Form 10-Q for the quarter ended November 30, 2015, incorporated by reference in this prospectus supplement and the accompanying prospectus. The results presented below are not necessarily indicative of the results to be expected for any future period, and the results below for the three months ended November 30, 2015 are not necessarily indicative of the results to be expected for the full fiscal year. You should read the following tables together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended August 31, 2015 and our Quarterly Report on Form 10-Q for the quarter ended November 30, 2015 and our historical financial statements and the related notes, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. On February 25, 2016, our Board of Directors approved a change in our fiscal year-end to December 31 from August 31. As a result of the change, the Company's next fiscal year-end will be December 31, 2016.

	For the Years Ended August 31,			For the Three Months Ended November 30, (unaudited)
	2015	2014	2013	2015	2014
Results of Operations (in thousands):
Revenues	$124,843	$104,219	$46,223	$26,137	$42,538
Net income (loss)	18,042	28,853	9,581	(122,328)	21,151
Net income (loss) per common share:
Basic	$0.19	$0.38	$0.17	$(1.14)	$0.27
Diluted	$0.19	$0.37	$0.16	$(1.14)	$0.26
Certain Balance Sheet Information (in thousands):
Total Assets	$746,449	$448,542	$291,236	$682,126	$545,065
Working (Deficit) Capital	93,129	(35,338)	50,608	25,068	(3,475)
Total Liabilities	174,052	167,052	88,016	174,322	231,322
Equity	572,397	281,490	203,220	507,804	313,743

 SUMMARY RESERVE INFORMATION

        The tables below set forth information regarding our estimated proved reserves as of December 31, 2015 (the end of the four month transition period for our change of fiscal year), August 31, 2015, August 31, 2014, and August 31, 2013 based on estimates made in reserve reports prepared by Ryder Scott Company L.P., or Ryder Scott, and estimated PV-10 and standardized measure values of those reserves. Reserves cannot be measured exactly because reserve estimates involve subjective judgments. The estimates must be reviewed periodically and adjusted to reflect additional information gained from reservoir performance, new geological and geophysical data and economic changes. Neither PV-10 nor the standardized measure is intended to represent the current market value of the reserves. PV-10 is a non-GAAP measure that reflects the present value, discounted at 10%, of estimated future net revenues from our proved reserves before the imposition of corporate income taxes. It is derived from the standardized measure of discounted future net cash flows relating to proved oil and gas reserves. The standardized measure of discounted future net cash flows is determined by using estimated quantities of proved reserves and the periods in which they are expected to be developed and produced based on specified economic conditions. The estimated future production is based upon benchmark prices that reflect the unweighted arithmetic average of the first-day-of-the-month price for oil and gas during the relevant period. The resulting estimated future cash inflows are then reduced by estimated future costs to develop and produce reserves based on current cost levels. No deduction is made for the depreciation, depletion or amortization of historical costs or for indirect costs, such as general corporate overhead. Present values are computed by discounting future net revenues by 10% per year.

        Below are estimates of our net proved reserves at December 31, 2015, all of which are located in Colorado:

	Oil (MBbls)	Gas (MMcf)	MBOE
Proved:
Developed	8,410	56,751	17,868
Undeveloped	17,969	181,919	48,289

Total	26,379	238,670	66,157

        Below are estimates of our net proved reserves at August 31, 2015, all of which are located in Colorado:

	Oil (MBbls)	Gas (MMcf)	MBOE
Proved:
Developed	7,393	46,026	15,064
Undeveloped	20,299	127,932	41,621

Total	27,692	173,958	56,685

        The following tabulations present the PV-10 and standardized measure values of our estimated reserves as of December 31, 2015 and August 31, 2015 (in thousands):

	Proved—December 31, 2015
	Developed
				Total Proved
	Producing	Non-producing	Undeveloped(1)
Future cash inflow(2)	$494,858	$—	$1,215,752	$1,710,610
Future production costs	(172,183)	—	(289,914)	(462,097)
Future development costs	(31,310)	—	(309,140)	(340,449)

Future pre-tax net cash flows	$291,365	$—	$616,698	$908,064

PV-10 (Non-U.S. GAAP)	$199,462	$—	$238,681	$438,143
Standardized measure				$390,953

(1)
Reflects reclassifications relative to the reserve report as of December 31, 2015 prepared by Ryder Scott. In particular, future production costs and future development costs include an aggregate of $(1,417,162) that is classified in the reserve report as developed non-producing deductions. In addition, future pre-tax net cash flows and PV-10 includes $(1,417,612) and $(1,405,730), respectively, that are classified in the reserve report as developed non-producing future pre-tax net cash flows and PV-10, respectively.

(2)
Reflects reclassifications relative to the reserve report as of December 31, 2015 prepared by Ryder Scott. In particular, production taxes of $9,897,166, $24,315,040 and $34,212,206 for developed producing, undeveloped reserves and total proved reserves, respectively, are treated as operating expenses that are added back to future cash inflow, and are included in future production costs and future development costs. In the reserve report, these amounts are classified as negative revenue which reduces future cash inflows.

	Proved—August 31, 2015
	Developed
				Total Proved
	Producing	Nonproducing	Undeveloped(1)
Future cash inflow(2)	$554,366	$—	$1,492,249	$2,046,615
Future production costs	(211,911)	—	(441,098)	(653,009)
Future development costs	(29,486)	—	(481,234)	(510,720)

Future pre-tax net cash flows	$312,969	$—	$569,917	$882,886

PV-10 (Non-U.S. GAAP)	$227,063	$—	$211,218	$438,281
Standardized measure				$365,829

(1)
Reflects reclassifications relative to the reserve report as of August 31, 2015 prepared by Ryder Scott. In particular, future production costs and future development costs include an aggregate of $(1,499,890) that is classified in the reserve report as developed non-producing deductions. In addition, future pre-tax net cash flows and PV-10 includes $(1,499,890) and $(1,228,372), respectively, that are classified in the reserve report as developed non-producing future pre-tax net cash flows and PV-10, respectively.

(2)
Reflects reclassifications relative to the reserve report as of August 31, 2015 prepared by Ryder Scott. In particular, production taxes of $16,630,981, $44,767,456 and $61,398,437 for developed producing, undeveloped reserves and total proved reserves, respectively, are treated as operating expenses that are added back to future cash inflow, and are included in future production costs and future development costs. In the reserve report, these amounts are classified as negative revenue which reduces future cash inflows.

 SUMMARY OPERATING INFORMATION

        The following table sets forth summary operating information for the years ended August 31, 2015, 2014 and 2013, and for the three-month periods ended November 30, 2015 and 2014. The results presented below are not necessarily indicative of the results to be expected for any future period, and the results for the three months ended November 30, 2015 are not necessarily indicative of the results to be expected for the full year.

	For the Years Ended August 31,			For the Three Months Ended November 30,
	2015	2014	2013	2015	2014
Certain Operating Statistics:
Production:
Oil (MBbls)	1,970	941	421	543	467
Gas (MMcf)	7,344	3,747	2,108	2,500	1,720
Total production in MBOE	3,194	1,566	773	959	753
Average sales price per BOE	$39.09	$66.56	$59.83	$27.25	$56.47
LOE per BOE	$4.70	$5.10	$4.42	$3.97	$4.04
DDA per BOE	$20.62	$21.05	$17.26	$15.30	$21.84

RISK FACTORS

        An investment in our common stock offered by this prospectus supplement and the accompanying prospectus involves a high degree of risk. You should carefully consider the following risk factors in addition to the remainder of this prospectus supplement and the accompanying prospectus, including the information incorporated by reference, including under the heading "Risk Factors" in the accompanying prospectus and in our Annual Report on Form 10-K for the year ended August 31, 2015, which is incorporated herein by reference, before making an investment decision. The risks and uncertainties described in these incorporated documents and described below are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or which we currently consider to be immaterial may also impair our business operations. If any of these risks actually occurs, our business, financial condition and results of operations would suffer. In that event, the trading price of our common stock could decline, and you may lose all or part of your investment in our common stock. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. Please see the section entitled "Special Note Regarding Forward-Looking Statements" in this prospectus supplement.

Risks Relating to Our Business and the Industry

An extended or further decline in oil and natural gas prices may adversely affect our business, financial condition, or results of operations and our ability to meet our financial commitments. Additionally, the value of our proved reserves calculated using SEC pricing may be higher than the estimated or fair market value of our proved reserves using more recent prices.

        The prices we receive for our oil and natural gas significantly affects many aspects of our business, including our revenue, profitability, access to capital, quantity and present value of proved reserves and future rate of growth. Oil and natural gas are commodities, and their prices are subject to wide fluctuations in response to relatively minor changes in supply and demand. Historically, the markets for oil and natural gas have been volatile. In the recent past, benchmark oil prices have fallen from highs of over $100 per Bbl to lows below $30 per Bbl, and natural gas prices have experienced declines of comparable magnitude. Oil and natural gas prices will likely continue to be volatile in the future and will depend on numerous factors beyond our control. These factors include the following:

  •
  worldwide and regional economic conditions impacting the global supply and demand for oil and natural gas;

  •
  the actions of OPEC;

  •
  the price and quantity of imports of foreign oil and natural gas;

  •
  political conditions in or hostilities in oil-producing and natural gas-producing regions and related sanctions, including current conflicts in the Middle East and conditions in Africa, South America, and Russia;

  •
  the level of global oil and domestic natural gas exploration and production;

  •
  the level of global oil and domestic natural gas inventories;

  •
  prevailing prices on local oil and natural gas price indexes in the areas in which we operate;

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  localized supply and demand fundamentals and gathering, processing, and transportation availability;

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  weather conditions and natural disasters;

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  domestic and foreign governmental regulations;

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  exports from the United States of liquefied natural gas or oil;

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  speculation as to the future price of oil and the speculative trading of oil and natural gas futures contracts;

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  price and availability of competitors' supplies of oil and natural gas;

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  technological advances affecting energy consumption; and

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  the price and availability of alternative fuels.

        Lower oil and natural gas prices will reduce our cash flows and our borrowing ability. Our business has historically relied on the availability of additional capital, including proceeds from the sale of equity and convertible securities, to execute our business strategy. Further, our future growth strategy requires substantial additional capital, the availability of which will depend in significant part on current and expected commodity prices. If we are unable to raise capital on acceptable terms in the future, we may be unable to pursue our future acquisition, drilling, and development plans. While our current revolving credit facility provides for commitments of up to $500 million, actual borrowings may not exceed our borrowing base in effect at any time, which is subject to re-determination on a semi-annual basis. Our borrowing base is based in substantial part on the value of our oil and natural gas reserves which are, in turn, impacted by prevailing oil and natural gas prices. Accordingly, declining oil and natural gas prices have a direct impact on the amount that we can borrow under our revolving credit facility, which could affect our cash flows and ability to execute on our business plans. In January 2016, the borrowing base under our revolving credit facility was reduced from $163 million to $145 million. As of March 31, 2016, $145 million is unused and available for future borrowing. The next semi-annual redetermination is scheduled to occur on May 1, 2016. We may experience further decreases in our borrowing base if oil and natural gas prices stay at current levels or continue to decline. If our borrowing base declines significantly, we would have to either raise additional capital or adjust our drilling plan.

        In addition, lower prices have reduced and may further reduce the amount of oil and natural gas that we can produce economically and may cause the value of our estimated proved reserves at future reporting dates to decline compared to the value of our estimated proved reserves at August 31, 2015. Our estimated proved reserves as of August 31, 2015, and related PV-10 and standardized measure values, were calculated under SEC rules using twelve-month trailing average benchmark prices of $53.27 per barrel of oil (West Texas Intermediate Cushing ("WTI") and $3.28 per MMBtu (Henry Hub). The twelve-month trailing average benchmark prices to be used in calculating proved reserves as of December 31, 2015 were $41.33 per barrel of oil (WTI) and $2.60 per MMBtu (Henry Hub). These lower prices adversely affected the estimated quantity and value of our proved reserves.

        Furthermore, sustained periods with oil and natural gas prices at recent or lower levels and the resultant effect such prices will have on our drilling economics and our ability to raise capital would likely require us to re-evaluate and postpone or eliminate our development drilling, which would likely result in the further reduction of some of our proved undeveloped reserves and PV-10 and standardized measure values, and would make it more difficult for us to achieve expected levels of production. At current commodity prices, it will be difficult to generate acceptable rates of return from drilling activities unless we are able to achieve additional cost savings and/or efficiencies.

        To attempt to reduce our price risk, we periodically enter into hedging transactions with respect to a portion of our expected future production. We cannot assure you that such transactions will reduce the risk or minimize the effect of any decline in oil or natural gas prices. To the extent that oil and natural gas prices remain at current levels or decline further, we will not be able to hedge future production at the same pricing level as our current hedges and our results of operations and financial condition would be negatively impacted. In addition, hedging arrangements can expose us to risk of financial loss in some circumstances, including when production is less than expected, a counterparty to a hedging contract fails to perform under the contract, or there is a change in the expected differential between the underlying price in the hedging contract and the actual prices received.

        Accordingly, any substantial or extended decline in the prices that we receive for our production would have a material adverse effect on our financial condition, liquidity, ability to meet our financial obligations, and our results of operations.

Operating hazards may adversely affect our ability to conduct business.

        Our operations are subject to risks inherent in the oil and natural gas industry, such as:

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  unexpected drilling conditions including blowouts, cratering, and explosions;

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  uncontrollable flows of oil, natural gas, or well fluids;

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  equipment failures, fires, or accidents;

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  pollution, releases of hazardous materials, and other environmental risks; and

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  shortages in experienced labor or shortages or delays in the delivery of equipment.

        These risks could result in substantial losses to us from injury and loss of life, damage to and destruction of property and equipment, pollution and other environmental damage, and suspension of operations. We do not maintain insurance for all of these risks, nor in amounts that cover all of the losses to which we may be subject, and the insurance that we have may not continue to be available on acceptable terms. Moreover, some risks that we face are not insurable. Also, we could in some circumstances have liability for actions taken by third parties over which we have no or limited control, including operators of properties in which we have an interest. The occurrence of an uninsured or underinsured loss could result in significant costs that could have a material adverse effect on our financial condition and liquidity. In addition, maintenance activities undertaken to reduce operational risks can be costly and can require exploration, exploitation, and development operations to be curtailed while those activities are being completed.

Our actual production, revenues, and expenditures related to our reserves are likely to differ from our estimates of proved reserves. We may experience production that is less than estimated, and drilling costs that are greater than estimated, in our reserve report. These differences may be material.

        Although the estimates of our oil and natural gas reserves and future net cash flows attributable to those reserves were prepared by Ryder Scott, our independent petroleum and geological engineers, we are ultimately responsible for the disclosure of those estimates. Reserve engineering is a complex and subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner. Estimates of economically recoverable oil and natural gas reserves and of future net cash flows necessarily depend upon a number of variable factors and assumptions, including:

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  historical production from the area compared with production from similar producing wells;

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  the assumed effects of regulations by governmental agencies;

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  assumptions concerning future oil and natural gas prices; and

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  assumptions concerning future operating costs, severance and excise taxes, development costs, and work-over and remedial costs.

        Because all reserve estimates are to some degree subjective, each of the following items may differ from those assumed in estimating proved reserves:

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  the quantities of oil and natural gas that are ultimately recovered;

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  the production and operating costs incurred;

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  the amount and timing of future development expenditures; and

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  future oil and natural gas sales prices.

        Historically, there has been a difference between our actual production and the production estimated in a prior year's reserve report. We cannot assure you that these differences will not be material in the future.

        Approximately 73% of our estimated proved reserves at December 31, 2015 are undeveloped. Recovery of undeveloped reserves requires significant capital expenditures and successful drilling operations. Our estimates of proved undeveloped reserves reflect our plans to make significant capital expenditures to convert those reserves into proved developed reserves, including approximately $309.1 million in estimated capital expenditures during the four years ending December 31, 2019. The estimated development costs may not be accurate, development may not occur as scheduled, and results may not be as estimated. If we choose not to develop proved undeveloped reserves, or if we are not otherwise able to successfully develop them, we will be required to remove the associated volumes from our reported proved reserves. In addition, under the SEC's reserve reporting rules, proved undeveloped reserves generally may be booked only if they relate to wells scheduled to be drilled within five years of the date of initial booking, and we may, therefore, be required to downgrade to probable or possible any proved undeveloped reserves that are not developed or expected to be developed within this five-year time frame.

        You should not assume that the standardized measure of discounted cash flows is the current market value of our estimated oil and natural gas reserves. In accordance with SEC requirements, the standardized measure of discounted cash flows from proved reserves at December 31, 2015 is based on twelve-month average prices and costs as of the date of the estimate. These prices and costs will change and may be materially higher or lower than the prices and costs as of the date of the estimate. Any changes in consumption by oil and natural gas purchasers or in governmental regulations or taxation may also affect actual future net cash flows. The timing of both the production and the expenses from the development and production of oil and natural gas properties will affect the timing of actual future net cash flows from proved reserves and their present value. In addition, the 10% discount factor we use when calculating standardized measure of discounted cash flows for reporting requirements in compliance with accounting requirements is not necessarily the most appropriate discount factor. The effective interest rate at various times and the risks associated with our operations or the oil and natural gas industry in general will affect the accuracy of our estimates of our oil and gas reserves. Each of the foregoing considerations also impacts the PV-10 values of our reserves.

Seasonal weather conditions, wildlife restrictions, and other constraints could adversely affect our ability to conduct operations.

        Our operations could be adversely affected by weather conditions and wildlife restrictions. In the Rocky Mountains, certain activities cannot be conducted as effectively during the winter months. Winter and severe weather conditions limit and may temporarily halt operations. These constraints and resulting shortages or high costs could delay or temporarily halt our operations and materially increase our operational and capital costs, which could have a material adverse effect on our business, financial condition and results of operations.

        Similarly, some of our properties are located in relatively populous areas in the Wattenberg Field, and our operations in those areas may be subject to additional expenses and limitations. For example, we may incur additional expenses in those areas to mitigate noise and odor issues relating to our operations, and we may find it more difficult to obtain drilling permits and other governmental approvals. In addition, the risk of litigation related to our operations may be higher in those areas. Any of these factors could have a material impact on our operations in the Wattenberg Field and could have a material adverse effect on our business, financial condition, and results of operations.

        Furthermore, a critical habitat designation for certain wildlife under the U.S. Endangered Species Act or similar state laws could result in material restrictions to public or private land use and could delay or prohibit land access or development. The listing of certain species as threatened or endangered could have a material adverse effect on our operations in areas where such listed species are found.

Our future success depends upon our ability to find, develop, produce, and acquire additional oil and natural gas reserves that are economically recoverable. Drilling activities may be unsuccessful or may be less successful than anticipated.

        In order to maintain or increase our reserves, we must locate and develop or acquire new oil and natural gas reserves to replace those being depleted by production. We must do this even during periods of low oil and natural gas prices when it is difficult to raise the capital necessary to finance our exploration, development, and acquisition activities. Without successful exploration, development, or acquisition activities, our reserves and revenues will decline rapidly. We may not be able to find and develop or acquire additional reserves at an acceptable cost or have access to necessary financing for these activities, either of which would have a material adverse effect on our financial condition.

        Our management has identified and scheduled drilling locations as an estimation of our future multi-year drilling activities on our existing acreage. These identified drilling locations represent a significant part of our strategy. Our ability to drill and develop these locations depends on a number of uncertainties, including the availability of capital, seasonal conditions, regulatory approvals, oil and natural gas prices, costs, drilling results, and the accuracy of our assumptions and estimates regarding potential well communication issues and other matters affecting the spacing of our wells. Because of these uncertainties, we do not know if the numerous potential drilling locations that we have identified will ever be drilled or if we will be able to produce oil and natural gas from these or any other potential drilling locations. Many factors may cause us to curtail, delay, or cancel scheduled drilling projects, including factors relating to our receipt of drilling permits and other governmental approvals, shortages or delays in obtaining necessary equipment or services, equipment failures or accidents, adverse weather, environmental hazards, and title problems. As such, our actual drilling activities may differ materially from those presently identified, which could adversely affect our business and reserves.

        Drilling for oil and natural gas may involve unprofitable efforts, not only from dry wells but also from wells that are productive but do not produce sufficient quantities to cover drilling, operating, and other costs. In addition, even a commercial well may have production that is less, or costs that are greater, than we projected. The cost of drilling, completing, and operating a well is often uncertain, and many factors can adversely affect the economics of a well or property. There can be no assurance that proved or unproved property acquired by us or undeveloped acreage leased by us will be profitably developed, that new wells drilled by us in prospects that we pursue will be productive or that we will recover all or any portion of our investment in such proved or unproved property or wells.

We may not be able to obtain adequate financing when the need arises to execute our long-term operating strategy.

        Our ability to execute our long-term operating strategy is highly dependent on our having access to capital when the need arises. We historically have addressed our liquidity needs through credit facilities, issuances of equity and convertible securities, sales of assets, joint ventures, and cash provided by operating activities. We will examine the following alternative sources of capital in light of economic conditions in existence at the relevant time:

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  borrowings from banks or other lenders;

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  the sale of non-core assets;

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  the issuance of debt securities;

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  the sale of common stock, preferred stock, or other equity securities;

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  joint venture financing; and

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  production payments.

        The availability of these sources of capital when the need arises will depend upon a number of factors, some of which are beyond our control. These factors include general economic and financial market conditions, oil and natural gas prices, our credit ratings, interest rates, market perceptions of us or the oil and gas industry, our market value, and our operating performance. We may be unable to execute our long-term operating strategy if we cannot obtain capital from these sources when the need arises, which would adversely affect our production, cash flows, and capital expenditure plans.

Oil and natural gas prices may be affected by local and regional factors.

        The prices to be received for our production will be determined to a significant extent by factors affecting the local and regional supply of and demand for oil and natural gas, including the adequacy of the pipeline and processing infrastructure in the region to process and transport our production and that of other producers. Those factors result in basis differentials between the published indices generally used to establish the price received for regional natural gas production and the actual (frequently lower) price that we receive for our production. Our average differential for the four months ended December 31, 2015 was $(8.17) per barrel for oil and $0.17 per Mcf for gas. These differentials are difficult to predict and may widen or narrow in the future based on market forces. The unpredictability of future differentials makes it more difficult for us to effectively hedge our production. Our hedging arrangements are generally based on benchmark prices and therefore do not protect us from adverse changes in the differential applicable to our production.

Lower oil and natural gas prices and other adverse market conditions may cause us to record ceiling test write-downs or other impairments, which could negatively impact our results of operations.

        We use the full cost method of accounting to account for our oil and natural gas operations. Accordingly, we capitalize the cost to acquire, explore for, and develop oil and natural gas properties. Under full cost accounting rules, the net capitalized costs of oil and natural gas properties may not exceed a "full cost ceiling" which is based upon the present value of estimated future net cash flows from proved reserves, including the effect of hedges in place, discounted at 10%, plus the lower of cost or fair market value of unproved properties. If, at the end of any fiscal period, we determine that the net capitalized costs of oil and natural gas properties exceed the full cost ceiling, we must charge the amount of the excess to earnings in the period then ended. This is called a "ceiling test write-down." This charge does not impact cash flow from operating activities, but does reduce our net income and stockholders' equity. Once incurred, a write-down of oil and natural gas properties is not reversible at a later date.

        We review the net capitalized costs of our properties quarterly, using a single price based on the beginning-of-the-month average of oil and natural gas prices for the preceding 12 months. We also assess investments in unproved properties periodically to determine whether impairment has occurred. The risk that we will be required to further write down the carrying value of our oil and gas properties increases when oil and natural gas prices are low or volatile. In addition, write-downs may occur if we experience substantial downward adjustments to our estimated proved reserves or our unproved property values, or if estimated future development costs increase.

        In preparing our financial statements as of December 31, 2015 and the four months then ended, we expect to use average realized prices of $41.33 per barrel and $2.60 per Mcf in performing the ceiling test calculation. The oil prices to be used at December 31, 2015 are approximately 22% lower than the August 31, 2015 price of $53.27 per barrel, and the gas prices are approximately 21% lower than the August 31, 2015 price of $3.28 per Mcf. We compare our net capitalized costs for oil and natural gas properties to the ceiling amount at various points during the year. At May 31, 2015 and August 31, 2015, our net capitalized costs for oil and natural gas properties exceeded the ceiling amount by $3.0 million and $13.0 million, respectively, resulting in a total ceiling test write-down of $16.0 million for the year ended August 31, 2015. At November 30, 2015, our prior fiscal first quarter, our net capitalized costs for oil and natural gas properties exceeded the ceiling amount by $125.2 million, resulting in immediate recognition of a ceiling test impairment of $125.2 million as of that date and for the four months ended December 31, 2015. We also compared our net capitalized costs for oil and natural gas properties to the ceiling amount at November 30, 2014, February 28, 2015, and December 31, 2015, noting that the ceiling amount was greater than our net capitalized costs for oil and natural gas properties. Oil prices continued to decline after December 31, 2015. As of March 31, 2016, the SEC price of oil was lower than the December 31, 2015 SEC oil price. As a result, we anticipate that we will experience further ceiling test write-downs for the quarter ending March 31, 2016, and we may experience further ceiling test write-downs in the future. Any future ceiling test cushion, and the risk we may incur further write-downs or impairments, will be subject to fluctuation as a result of acquisition or divestiture activity. In addition, declining commodity prices or other adverse market conditions, such as declines in the market price of our common stock, could result in goodwill impairments or reductions in proved reserve estimates that would adversely affect our results of operation or financial condition.

We cannot control the activities on properties that we do not operate, and we are unable to ensure the proper operation and profitability of these non-operated properties.

        We do not operate all of the properties in which we have an interest. As a result, we have limited ability to exercise influence over, and control the risks associated with, the operation of these properties. The success and timing of drilling and development activities on our partially owned properties operated by others, therefore, will depend upon a number of factors outside of our control, including the operator's:

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  timing and amount of capital expenditures;

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  expertise and diligence in adequately performing operations and complying with applicable agreements;

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  financial resources;

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  inclusion of other participants in drilling wells; and

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  use of technology.

        As a result of any of the above or an operator's failure to act in ways that are in our best interest, our allocated production revenues and results of operations could be adversely affected. In addition, our lack of control over non-operated properties makes it more difficult for us to forecast future capital expenditures and production.

We are dependent on third party pipeline, trucking, and rail systems to transport our production and gathering and processing systems to prepare our production. These systems have limited capacity and, at times, have experienced service disruptions. Curtailments, disruptions, or lack of availability in these systems interfere with our ability to market the oil and natural gas that we produce, and could materially and adversely affect our cash flow and results of operations.

        Market conditions or the unavailability of satisfactory oil and natural gas transportation arrangements may hinder our access to oil and natural gas markets or delay our production. The marketability of our oil and natural gas production depends in part on the availability, proximity, and capacity of gathering, processing, pipeline, trucking, and rail systems. The amount of oil and natural gas that can be produced and sold is subject to limitation in certain circumstances, such as pipeline interruptions due to scheduled and unscheduled maintenance, accidents, excessive pressure, physical damage to the gathering or transportation system, lack of contracted capacity on such systems, inclement weather, labor or regulatory issues, or other interruptions. A portion of our production may be interrupted, or shut in, from time to time as a result of these factors. Curtailments and disruptions in these systems may last from a few days to several months or longer. These risks are greater for us than for some of our competitors because our operations are focused on areas where there has been a substantial amount of development activity in recent years and resulting increases in production, and this has increased the likelihood that there will be periods of time in which there is insufficient midstream capacity to accommodate the increased production. For example, the gas gathering systems serving the Wattenberg Field have in recent years experienced high line pressures, and at times, this has reduced capacity and caused gas production to either be shut in or flared. In addition, we might voluntarily curtail production in response to market conditions. Any significant curtailment in gathering, processing or pipeline system capacity, significant delay in the construction of necessary facilities, or lack of availability of transport, would interfere with our ability to market the oil and natural gas that we produce, and could materially and adversely affect our cash flow and results of operations and the expected results of our drilling program.

We may be unable to satisfy our contractual obligations, including obligations to deliver oil from our own production or other sources.

        We have entered into agreements that require us to deliver minimum amounts of crude oil to three counterparties that transport crude oil via pipelines. Pursuant to these agreements, we must deliver specific amounts, either from our own production or from oil we acquire, over the next five years. Since October 2015, we have been obligated to deliver a combined volume of 6,157 Bbls of oil per day to two of these counterparties. We have also committed to deliver 5,000 Bbls of oil per day to a third counterparty for five years beginning in the latter half of the 2016 calendar year. If we are unable to fulfill all of our contractual delivery obligations from our own production, we may be required to pay penalties or damages pursuant to these agreements, or we may have to purchase oil from third parties to fulfill our delivery obligations. We incurred such a charge, in the amount of $2.8 million, during the four months ended December 31, 2015. We have also entered into a six-month rig commitment which began in January 2016 that provides for a penalty upon early termination by us. Any future penalties or damages of the type described above could adversely impact our cash flows, profit margins, net income, and reserve values.

We face strong competition from larger oil and natural gas companies that may negatively affect our ability to carry on operations.

        We operate in the highly competitive areas of oil and natural gas exploration, development, and production. Factors that affect our ability to compete successfully in the marketplace include:

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  the availability of funds for, and information relating to, properties;

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  the standards established by us for the minimum projected return on investment; and

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  the transportation of natural gas and crude oil.

        Our competitors include major integrated oil companies, substantial independent energy companies, affiliates of major interstate and intrastate pipelines, and national and local natural gas gatherers, many of which possess greater financial and other resources than we do. If we are unable to successfully compete against our competitors, our business, prospects, financial condition, and results of operations may be adversely affected.

We may be unable to successfully identify, execute, or effectively integrate future acquisitions, which may negatively affect our results of operations.

        Acquisitions of oil and gas businesses and properties have been an important element of our business, and we will continue to pursue acquisitions in the future. In particular, we are bidding on, or are in discussion with respect to, several possible acquisitions, as described under "Use of Proceeds." Although we regularly engage in discussions with, and submit proposals to, acquisition candidates, suitable acquisitions may not be available in the future on reasonable terms. If we do identify an appropriate acquisition candidate, we may be unable to successfully negotiate the terms of an acquisition, finance the acquisition, or if the acquisition occurs, effectively integrate the acquired business into our existing business. Negotiations of potential acquisitions and the integration of acquired business operations may require a disproportionate amount of management's attention and our resources. Even if we complete additional acquisitions, any new businesses may not generate revenues comparable to our existing business, the anticipated cost efficiencies or synergies may not be realized, and these businesses may not be integrated successfully or operated profitably. The success of any acquisition will depend on a number of factors, including our ability to estimate accurately the recoverable volumes of reserves associated with the acquired assets, rates of future production and future net revenues attainable from the reserves and possible environmental liabilities. Our inability to successfully identify, execute, or effectively integrate future acquisitions may negatively affect our results of operations.

        Even though we perform due diligence reviews (including a review of title and other records) of the major properties that we seek to acquire that we believe is consistent with industry practices, these reviews are inherently incomplete. It is generally not feasible for us to perform an in-depth review of every individual property and all records involved in each acquisition. Moreover, even an in-depth review of records and properties may not necessarily reveal existing or potential liabilities or other problems or permit us to become familiar enough with the properties to assess fully their deficiencies and potential. We may assume known and unknown environmental and other risks and liabilities in connection with the acquired businesses and properties. The discovery of any material liabilities associated with our acquisitions could materially and adversely affect our business, financial condition, and results of operations.

        In addition, acquisitions of businesses, including the several possible acquisitions that we are bidding on and/or in discussions with respect to, may require additional debt or equity financing, resulting in additional leverage or dilution of ownership. Our credit facility contains, and future debt agreements may contain, covenants that limit our ability to complete acquisitions.

We may incur substantial costs to comply with the various federal, state, and local laws and regulations that affect our oil and natural gas operations.

        We are affected significantly by a substantial number of governmental regulations that increase costs related to the drilling, completion, production, and abandonment of wells, the transportation and processing of oil and natural gas, the management and disposal of waste, and other aspects of our operations. It is possible that the number and extent of these regulations, and the costs to comply with them, will increase significantly in the future. In Colorado, for example, significant governmental regulations have been adopted in recent years to address well siting, well construction, hydraulic fracturing, water quality, public safety, air emissions, aesthetics, waste management, spill reporting, land reclamation, wildlife protection, and data collection. These government regulatory requirements may result in substantial costs that are not possible to pass through to our customers and could impact the profitability of our operations.

        Our oil and natural gas operations are subject to stringent federal, state, and local laws and regulations relating to the release or disposal of materials into the environment or otherwise relating to health and safety, land use, environmental protection, or the oil and natural gas industry generally. Legislation affecting the industry is under constant review for amendment or expansion, frequently increasing our regulatory burden. Compliance with such laws and regulations often increases our cost of doing business and, in turn, decreases our profitability. Failure to comply with these laws and regulations may result in the assessment of administrative, civil, and criminal penalties, the incurrence of investigatory or remedial obligations, or the issuance of cease and desist orders.

        The environmental laws and regulations to which we are subject may, among other things:

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  require us to apply for and receive a permit before drilling commences or certain associated facilities are developed;

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  restrict the types, quantities, and concentrations of substances that can be released into the environment in connection with drilling, hydraulic fracturing, and production activities;

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  limit or prohibit drilling activities on certain lands lying within wilderness, wetlands and other "waters of the United States," threatened and endangered species habitat, and other protected areas;

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  require remedial measures to mitigate pollution from former operations, such as plugging abandoned wells; and

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  impose substantial liabilities for pollution resulting from our operations.

        Changes in environmental laws and regulations occur frequently, and any changes that result in more stringent or costly waste handling, storage, transport, disposal, or cleanup requirements could require us to make significant expenditures to maintain compliance, and may otherwise have a material adverse effect on our earnings, results of operations, competitive position, or financial condition. Changes to the requirements for drilling, completing, operating, and abandoning wells and related facilities could have similar adverse effects on us.

New environmental legislation or regulatory initiatives, including those related to hydraulic fracturing, could result in increased costs and additional operating restrictions or delays.

        We are subject to extensive federal, state, and local laws and regulations concerning health, safety, and environmental protection. Government authorities frequently add to those requirements, and both oil and gas development generally and hydraulic fracturing specifically are receiving increased regulatory attention. Our operations utilize hydraulic fracturing, an important and commonly used process in the completion of oil and natural gas wells in low-permeability formations. Hydraulic fracturing involves the injection of water, proppant, and chemicals under pressure into rock formations to stimulate hydrocarbon production.

        In 2012, the Environmental Protection Agency ("EPA") issued final rules that establish new air emission controls for natural gas processing operations, as well as for oil and natural gas production. Among other things, the latter rules cover the completion and operation of hydraulically fractured gas wells and associated equipment. After several parties challenged the new air regulations in court, the EPA reconsidered certain requirements and amended the rules in 2013 and 2014. In August 2015, the EPA proposed new regulations that set methane and VOC emission standards for new and modified oil and natural gas production and natural gas processing and transmission facilities as part of an effort to reduce methane emissions from the oil and natural gas sector by up to 45 percent from 2012 levels by 2025. EPA is expected to finalize this proposal in 2016. At this point, we cannot accurately predict the final regulatory requirements or the cost to comply with them. In addition, on March 10, 2016, EPA announced that it will begin a formal process under CAA § 111(d) to require companies operating existing oil and gas sources to provide information to assist EPA in developing comprehensive regulations to reduce methane emissions. EPA will send Information Collection Requests (ICRs) to operators to gather information on existing sources of methane emissions, technologies to reduce those emissions, and the costs of those technologies in the production, gathering, processing, and transmission and storage segments of the oil and gas sector. In addition, in October 2015, the EPA lowered the national ambient air quality standard ("NAAQS") for ozone under the CAA from 75 parts per billion to 70 parts per billion. Any resulting expansion of the ozone nonattainment areas in Colorado could cause our oil and natural gas operations in such areas to become subject to more stringent emissions controls, emission offset requirements and increased permitting delays and costs. In addition, the EPA has proposed to "bump up" Colorado from "marginal" to "moderate" ozone non-attainment status for the Denver Metro North Front Range Ozone Nonattainment Area as a result of the area failing to attain the 2008 ozone NAAQS by the applicable attainment date of July 20, 2015. This bump-up in attainment status will trigger additional obligations for the State under the CAA and will result in a state rulemaking to address the new "moderate" status. This rulemaking may result in more stringent standards or additional control requirements applicable to our operations.

        Several governmental reviews are underway assessing the impact of hydraulic fracturing on the environment and human health and safety, including potential adverse effects on drinking water supplies as well as migration of methane and other hydrocarbons. As a result, the federal government is studying the environmental risks associated with hydraulic fracturing and evaluating whether to adopt additional regulatory requirements. For example, the EPA has commenced a multi-year study of the potential impacts of hydraulic fracturing on drinking water resources, and the draft results were released for public and peer review in June 2015. In addition, in February 2014, the EPA issued final guidance for underground injection permits that regulate hydraulic fracturing using diesel fuel, where the EPA has permitting authority under the Safe Drinking Water Act, or SDWA. This guidance eventually could encourage other regulatory authorities to adopt permitting and other restrictions on the use of hydraulic fracturing. In May 2014, the EPA issued an advance notice of proposed rulemaking under the Toxic Substances Control Act to obtain data on chemical substances and mixtures used in hydraulic fracturing. In October 2015, EPA also granted, in part, a petition filed by several national environmental advocacy groups to add the oil and gas extraction industry to the list of industries required to report releases of certain "toxic chemicals" under the Toxics Release Inventory ("TRI") program under EPCRA. EPA determined that natural gas processing facilities may be appropriate for addition to the scope of TRI and will conduct a rulemaking process to propose such action. In April 2015, the EPA proposed regulations under the Clean Water Act to impose pretreatment standards on wastewater discharges associated with hydraulic fracturing activities. Aside from the EPA, the Bureau of Land Management has issued new rules, which are currently stayed pending further litigation, for hydraulic fracturing activities involving federal and tribal lands and minerals that, in general, would cover disclosure of fracturing fluid components, wellbore integrity, and handling of flowback and produced water. On March 26, 2016, the U.S. Occupational Safety and Health Administration ("OSHA") issued a final rule, with effective dates of 2018 and in 2021 for the hydraulic fracturing industry, which imposes stricter standards for worker exposure to silica, including worker exposure to sand in hydraulic fracturing. In addition, OSHA and the National Institute of Occupational Safety and Health have issued hazard alerts to the hydraulic fracturing industry regarding risks to workers from silica exposure and other hazards, which include recommendations to reduce those risks and proposals for additional study of the industry. In December 2015, the U.S. Department of Labor and the U.S. Department of Justice released a Memorandum of Understanding ("MOU"), announcing an interagency effort to increase enforcement of worker endangerment violations under environmental statutes (such as the Clean Water Act, the Clean Air Act, and the Resource Conservation and Recovery Act) and Title 18 criminal statutes that carry harsher penalties that the Occupational Safety and Health Act of 1970. Consistent with this MOU, where appropriate, DOJ will seek felony charges (such as false statements, conspiracy, and obstruction of justice) when prosecuting worker endangerment violations.

        In the United States Congress, bills have been introduced from time to time that would amend the SDWA to eliminate an existing exemption for certain hydraulic fracturing activities from the definition of "underground injection," thereby requiring the oil and natural gas industry to obtain SDWA permits for fracturing not involving diesel fuels, and to require disclosure of the chemicals used in the process. If adopted, such legislation could establish an additional level of regulation and permitting at the federal level, but some form of chemical disclosure is already required by most oil and gas producing states. At this time, it is not clear what action, if any, the United States Congress will take on hydraulic fracturing.

        Apart from these ongoing federal initiatives, state governments where we operate have moved to impose stricter requirements on hydraulic fracturing and other aspects of oil and gas production. Colorado, for example, comprehensively updated its oil and gas regulations in 2008 and adopted significant additional amendments in 2011, 2013, 2014 and 2015. Among other things, the updated and amended regulations require operators to reduce methane emissions associated with hydraulic fracturing, compile and report additional information regarding wellbore integrity, satisfy more stringent reclamation and remediation standards, avoid certain wildlife habitat, publicly disclose the chemical ingredients used in hydraulic fracturing, increase the minimum distance between occupied structures and oil and gas wells, undertake additional mitigation for nearby residents, implement additional groundwater testing, and take additional actions to prevent blowouts and avoid subsurface well communication. Colorado has also adopted new regulations for air emissions from oil and gas operations as well as new legislation and implementing regulations increasing the monetary penalties for regulatory violations and lowering the threshold for reporting spills. Additionally, local governments are adopting new requirements on hydraulic fracturing and other oil and gas operations, including local county and city governments in Colorado.

        Colorado currently is conducting a rulemaking addressing local government collaboration with oil and gas operators concerning locations for "Large Scale Oil and Gas Facilities" in Urban Mitigation Areas. The proposed rules would require oil and gas operators that are registered with the state also to register with municipalities in which they operate and, if requested by the municipality, provide certain information about current and planned drilling operations in the municipality.

        In October 2015, the U.S. Department of Transportation Pipeline and Hazardous Materials Safety Administration proposed to expand its regulations in a number of ways, including increased regulation of gathering lines, even in rural areas. The public comment period closed January 8, 2016. In addition, in August 2015, the EPA proposed new regulations to reduce methane emissions from oil and gas operations, including hydraulically fractured wells, in an effort to reduce methane emissions from the oil and gas sector by up to forty-five percent by 2025.

        The trend toward stricter standards and greater enforcement in environmental legislation and regulation is likely to continue. For example, concern has recently arisen in several states over increasing numbers of earthquakes that may be associated with underground injection wells used for the disposal of oil and gas wastewater. Such concerns could eventually limit the use of such wells in certain areas and increase the cost of disposal in others. Similarly, concerns have recently been expressed over the flaring of natural gas associated with crude oil production in certain areas. These concerns and regulations could limit or increase the cost of crude oil production in certain areas. Other environmental issues and concerns may periodically arise in the future and lead to new and additional legislative and regulatory initiatives.

        The adoption of future federal, state, or local laws or implementing regulations or orders imposing new environmental obligations on, or otherwise limiting, our operations could make it more difficult and more expensive to complete oil and natural gas wells, increase our costs of compliance and doing business, delay or prevent the development of certain resources (including especially shale formations that are not commercial without the use of hydraulic fracturing), or alter the demand for and consumption of our products and services. We cannot assure you that any such outcome would not be material, and any such outcome could have a material and adverse impact on our cash flows and results of operations.

Any local moratoria or bans on our activities could have a negative impact on our business, financial condition, and results of operations.

        Some local governments are adopting new requirements and restrictions on hydraulic fracturing and other oil and gas operations. Some local governments in Colorado, for instance, have amended their land use regulations to impose new requirements on oil and gas development, while other local governments have entered memoranda of agreement with oil and gas producers to accomplish the same objective. Beyond that, during the past few years, a total of five Colorado cities have passed voter initiatives temporarily or permanently prohibiting hydraulic fracturing. The oil and gas industry and the State of Colorado have challenged four of these initiatives in court, and the trial courts in three of the cases have invalidated the initiatives. In September 2015, the Colorado Supreme Court announced that it would review two of these cases for the purpose of deciding whether local hydraulic fracturing bans are preempted. The Court heard oral argument in December 2015, and a decision is expected in 2016.

        In addition, during 2014, opponents of hydraulic fracturing sought statewide ballot initiatives that would have restricted oil and gas development in Colorado. These initiatives were withdrawn in return for the creation of a task force to craft recommendations for minimizing land use conflicts over the location of oil and gas facilities. Although the task force has completed its work, in December 2015, interest groups filed a package of 11 potential ballot initiatives focused on restricting oil and gas development. Among other things, these initiatives, if successful, could require mandatory setbacks of up to 4,000 feet, more local control over drilling, and prohibitions on drilling. If we are required to cease operating in any of the areas in which we now operate as the result of bans or moratoria on drilling or related oilfield services activities, it could have a material effect on our business, financial condition, and results of operations.

Climate change laws and regulations restricting emissions of greenhouse gases could result in increased operating costs and reduced demand for the oil and natural gas that we produce while potential physical effects of climate change could disrupt our production and cause us to incur significant costs in preparing for or responding to those effects.

        In 2009, the EPA published its findings that emissions of carbon dioxide, methane, and other greenhouse gases ("GHGs") present an endangerment to public health and the environment because emissions of such gases are, according to the EPA, contributing to warming of the Earth's atmosphere and other climatic conditions. Based on these findings, the EPA has adopted regulations under the CAA that, among other things, establish Prevention of Significant Deterioration ("PSD"), construction and Title V operating permit reviews for GHG emissions from certain large stationary sources that are already major sources of emissions of regulated pollutants. Our operations and those of our customers could become subject to these Title V and PSD permitting reviews and be required to install "best available control technology" to limit emissions of GHGs from any new or significantly modified facilities if such facilities emitted volumes of GHGs in excess of threshold permitting levels. In addition, the EPA has adopted rules requiring the monitoring and annual reporting of GHG emissions from specified GHG emission sources in the United States, including certain onshore oil and natural gas production sources, which include certain of our operations. While Congress has not enacted significant legislation relating to GHG emissions, it may do so in the future, and moreover, several state and regional initiatives have been enacted aimed at monitoring and/or reducing GHG emissions through cap and trade programs.

        The adoption of new laws, regulations, or other requirements limiting or imposing other obligations on GHG emissions from our equipment and operations, and the implementation of requirements that have already been adopted, could require us to incur costs to reduce emissions of

GHGs associated with our operations, including those regulating methane emissions from the oil and gas industry. See the risk factor above entitled "New environmental legislation or regulatory initiatives, including those related to hydraulic fracturing, could result in increased costs and additional operating restrictions or delays" for further information regarding methane emissions regulations. In addition, substantial limitations on GHG emissions in other sectors, such as the power sector under EPA's August 2015 Clean Power Plan, could adversely affect demand for the oil and natural gas that we produce. Further, GHG regulation may result from the December 2015 agreement reached at the United Nations climate change conference in Paris. Pursuant to the agreement, the United States made an initial pledge to a 26-28% reduction in its GHG emission by 2025 against a 2005 baseline and committed to periodically update its pledge in five yearly intervals starting in 2020. GHG emissions in the earth's atmosphere have also been shown to produce climate changes that have significant physical effects, such as increased frequency and severity of storms, floods, and other climatic events, any of which could have an adverse effect on our operations.

Environmental liabilities could have a material adverse effect on our financial condition and operations.

        Our operations could result in liability for personal injuries, property damage, oil spills, discharge of hazardous materials, remediation and clean-up costs, and other environmental damages. We could also be liable for environmental damages caused by previous property owners. As a result, we could incur substantial liabilities to third parties or governmental entities, which could have a material adverse effect on our financial condition and results of operations. We maintain insurance coverage for our operations, but this insurance may not extend to the full potential liability to which we may be subject and further may not cover all potential environmental damages. Accordingly, we may be subject to liability or may lose the ability to continue exploration or production activities upon substantial portions of our properties if certain environmental damages occur.

        For example, over the years, we have owned or leased numerous properties for oil and natural gas activities upon which petroleum hydrocarbons or other materials may have been released by us or by predecessor property owners or lessees who were not under our control. Under applicable environmental laws and regulations, including the Comprehensive Environmental Response, Compensation, and Liability Act, the Resource Conservation and Recovery Act, and state laws, we could be held liable for the removal or remediation of previously released materials or property contamination at such locations, or at third-party locations to which we have sent waste, regardless of whether we were responsible for the release or whether the operations at the time of the release were standard industry practice.

        Similarly, the Oil Pollution Act, or OPA, imposes a variety of regulations on "responsible parties" related to the prevention of oil spills. The implementation of new, or the modification of existing, environmental laws or regulations, including regulations promulgated pursuant to the OPA, could have a material adverse impact on us.

The adoption and implementation of new statutory and regulatory requirements for derivative transactions could have an adverse impact on our ability to hedge risks associated with our business and increase the working capital requirements to conduct these activities.

        The Dodd-Frank Act authorizes federal oversight and regulation of the over-the-counter derivatives market and entities that participate in that market. Regulations under the Dodd-Frank Act may, among other things, require us to comply with margin requirements in connection with our derivative activities. If we are required to post cash collateral in connection with some or all of our derivative positions, this would make it difficult or impossible to pursue our current hedging strategy. The regulations may also require the counterparties to our derivative instruments to spin off some of their derivatives activities to separate entities, which may not be as creditworthy as the current counterparties. The regulations may also reduce the number of potential counterparties in the market, which could make hedging more expensive.

        If we reduce our use of derivatives as a result of the Dodd-Frank Act and its implementing regulations, our results of operations may be more volatile, and our cash flows may be less predictable, which could adversely affect our ability to plan for and fund capital expenditures. Any of these consequences could have a material adverse effect on our financial position, results of operations, and cash flows. In addition, derivative instruments create a risk of financial loss in some circumstances, including when production is less than the volume covered by the instruments.

Proposed changes to U.S. tax laws, if adopted, could have an adverse effect on our business, financial condition, results of operations, and cash flows.

        From time to time, legislative proposals are made that would, if enacted, result in significant changes to U.S. tax laws. These proposed changes have included, among others, eliminating the immediate deduction for intangible drilling and development costs, eliminating the deduction from income for domestic production activities relating to oil and natural gas exploration and development, repealing the percentage depletion allowance for oil and natural gas properties and extending the amortization period for certain geological and geophysical expenditures. Such proposed changes in the U.S. tax laws, if adopted, or other similar changes that reduce or eliminate deductions currently available with respect to oil and natural gas exploration and development, could adversely affect our business, financial condition, results of operations, and cash flows.

Potential indebtedness may adversely affect our cash flow and our ability to operate our business, remain in compliance with debt covenants and make payments on our debt.

        We are currently able to borrow up to $145 million under our credit facility with our primary lenders. Our indebtedness could have important consequences for investors, including the following:

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  the covenants contained in our credit facility limit our ability to borrow money in the future for acquisitions, capital expenditures, or to meet our operating expenses or other general corporate obligations and may limit our flexibility in operating our business;

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  the amount of our interest expense may increase because amounts borrowed under our credit facility bear interest at variable rates, payable either quarterly or at the end of a specified interest period; if interest rates increase, this could result in higher interest expense;

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  we may have a higher level of debt than some of our competitors, which may put us at a competitive disadvantage;

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  we may be more vulnerable to economic downturns and adverse developments in our industry or the economy in general, especially extended or further declines in oil and natural gas prices; and

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  our debt level could limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate.

        The lenders under our credit facility have the ability to unilaterally lower the borrowing base. In January 2016, our borrowing base was reduced from $163 million to $145 million. The next semi-annual redetermination is scheduled to occur on May 1, 2016. We may experience further decreases in our borrowing base if oil and natural gas prices stay at current levels or continue to decline. If the lenders reduce the borrowing base below the then-outstanding balance, we will be required to repay the difference between the outstanding balance and the reduced borrowing base, and we may not have or be able to obtain the funds necessary to do so.

        Our ability to meet our expenses and debt obligations will depend on our future performance, which will be affected by financial, business, economic, regulatory, and other factors. We will not be able to control many of these factors, such as economic conditions and governmental regulation. We cannot be certain that our cash flow from operations will be sufficient to allow us to pay the principal and interest on our debt and meet our other obligations. If we do not have enough cash to service our debt, we may be required to refinance all or part of our existing debt, sell assets, borrow more money, or raise equity. We may not be able to refinance our debt, sell assets, borrow more money, or raise equity on terms acceptable to us, if at all.

A significant amount of cash may be required to service our indebtedness. Our ability to generate cash depends on many factors beyond our control, and any failure to meet our debt obligations could harm our business, financial condition, and results of operations.

        Our ability to make payments on and to refinance indebtedness we may incur and to fund planned capital expenditures will depend on our ability to generate sufficient cash flow from operations in the future. To a significant extent, this is subject to general economic, financial, competitive, legislative and regulatory conditions, and other factors that are beyond our control, including the prices that we receive for our oil and natural gas production.

        We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our credit facility in an amount sufficient to enable us to pay principal and interest on our indebtedness or to fund our other liquidity needs. For example, decreases in oil and gas prices in the recent past, and any further decreases in oil and gas prices, will adversely affect our ability to generate cash flow from operations. If our cash flow and existing capital resources are insufficient to fund our debt obligations, we may be forced to reduce our planned capital expenditures, sell assets, seek additional equity or debt capital, or restructure our debt, and any of these actions, if completed, could adversely affect our business and/or our shareholders. We cannot assure you that any of these remedies could, if necessary, be effected on commercially reasonable terms, in a timely manner or at all. In addition, any failure to make scheduled payments of interest and principal on our outstanding indebtedness could harm our ability to incur additional indebtedness on acceptable terms. Our cash flow and capital resources may be insufficient for payment of interest on and principal of our debt in the future, and any such alternative measures may be unsuccessful or may not permit us to meet scheduled debt service obligations, which could cause us to default on our obligations and could impair our liquidity.

Restrictive debt covenants could limit our growth and our ability to finance our operations, fund our capital needs, respond to changing conditions, and engage in other business activities that may be in our best interests.

        Our credit facility contains, and future debt agreements may contain, covenants that restrict or limit our ability to:

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  pay dividends or distributions on our capital stock or issue preferred stock;

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  repurchase, redeem, or retire our capital stock or subordinated debt;

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  make certain loans and investments;

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  sell assets;

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  enter into certain transactions with affiliates;

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  create or assume certain liens on our assets;

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  enter into sale and leaseback transactions;

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  merge or to enter into other business combination transactions; or

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  engage in certain other corporate activities.

        Our credit facility requires us to maintain compliance with specified financial ratios and satisfy certain financial tests. Our ability to comply with these ratios and tests may be affected by events beyond our control, and we cannot assure you that we will meet these ratios and tests in the future. These restrictions could limit our ability to obtain future financings, make needed capital expenditures, withstand a future downturn in our business or the economy in general, or otherwise conduct necessary corporate activities. We may also be prevented from taking advantage of business opportunities that arise because of the restrictive covenants under our credit facility. Future debt agreements may have similar, or more restrictive, provisions.

        A breach of any of the covenants in our debt agreements or our inability to comply with the required ratios or tests could result in a default under the agreement. A default, if not cured or waived, could result in all indebtedness outstanding under the agreement becoming immediately due and payable. If that should occur, we may not be able to pay all such debt or borrow sufficient funds to refinance it. Even if new financing were then available, it may not be on terms that are acceptable to us. If we were unable to repay those amounts, the lenders could accelerate the maturity of the debt or proceed against any collateral granted to them to secure such defaulted debt.

We participate in oil and gas leases with third parties who may not be able to fulfill their commitments to our projects.

        We frequently own less than 100% of the working interest in the oil and gas leases on which we conduct operations, and other parties own the remaining portion of the working interest. Financial risks are inherent in any operation where the cost of drilling, equipping, completing and operating wells is shared by more than one person. We could be held liable for joint activity obligations of other working interest owners, such as nonpayment of costs and liabilities arising from the actions of other working interest owners. In addition, declines in commodity prices may increase the likelihood that some of these working interest owners, particularly those that are smaller and less established, will not be able to fulfill their joint activity obligations. A partner may be unable or unwilling to pay its share of project costs, and, in some cases, a partner may declare bankruptcy. In the event any of our project partners do not pay their share of such costs, we would likely have to pay those costs, and we may be unsuccessful in any efforts to recover these costs from our partners, which could materially adversely affect our financial position.

Our disclosure controls and procedures may not prevent or detect potential acts of fraud.

        Our disclosure controls and procedures are designed to provide reasonable assurance that information required to be disclosed by us in reports we file or submit under the Exchange Act is accumulated and communicated to management, and recorded, processed, summarized, and reported within the time periods specified in the SEC rules and forms.

        Our management, including our Chief Executive Officer and Chief Financial Officer, believes that any disclosure controls and procedures or internal controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, they cannot provide absolute assurance that all control issues and instances of fraud, if any, within our company have been prevented or detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of a simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by an unauthorized override of the controls. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and we cannot assure you that any design will succeed in achieving its stated goals under all potential future conditions. Accordingly, because of the inherent limitations in a cost effective control system, misstatements due to error or fraud may occur and not be detected.

Failure to maintain an effective system of internal control over financial reporting may have an adverse effect on our stock price.

        Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated by the SEC to implement Section 404, we are required to furnish a report by our management in our annual report on Form 10-K regarding the effectiveness of our internal control over financial reporting. The report includes, among other things, an assessment of the effectiveness of our internal control over financial reporting as of the end of our fiscal year, including a statement as to whether or not our internal control over financial reporting is effective. This assessment must include disclosure of any material weaknesses in our internal control over financial reporting identified by management. If we are unable to assert that our internal control over financial reporting is effective now or in any future period, or if our auditors are unable to express an opinion on the effectiveness of our internal controls, investors could lose confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on our stock price.

Substantially all of our producing properties are located in the D-J Basin in Colorado, making us vulnerable to risks associated with operating in one major geographic area.

        Our operations have been focused on the D-J Basin in Colorado, which means our current producing properties and new drilling opportunities are geographically concentrated in that area. Because our operations are not as diversified geographically as many of our competitors, the success of our operations and our profitability may be disproportionately exposed to the effect of any regional events, including fluctuations in prices of oil and natural gas produced from the wells in the region, natural disasters, restrictive governmental regulations, transportation capacity constraints, weather, curtailment of production, or interruption of transportation and processing services, and any resulting delays or interruptions of production from existing or planned new wells.

The inability of one or more of our customers to meet their obligations may adversely affect our financial results.

        Substantially all of our accounts receivable result from oil and natural gas sales or joint interest billings to third parties in the energy industry. We sell production to a small number of customers, as is customary in the industry. For the four months ended December 31, 2015, we had three major customers, which represented 57%, 15%, and 12% of our estimated revenue during the period. This concentration of customers and joint interest owners may impact our overall credit risk in that these entities may be similarly affected by changes in economic and other conditions. In addition, our oil and natural gas hedging arrangements expose us to credit risk in the event of nonperformance by counterparties.

Failure to adequately protect critical data and technology systems could materially affect our operations.

        Information technology solution failures, network disruptions, and breaches of data security could disrupt our operations by causing delays or cancellation of customer orders, impeding processing of transactions and reporting financial results, resulting in the unintentional disclosure of customer, employee, or other information, or damage to our reputation. A system failure or data security breach may have a material adverse effect on our financial condition, results of operations, or cash flows.

Our operations are substantially dependent on the availability of water. Restrictions on our ability to obtain water may have a material adverse effect on our financial condition, results of operations, and cash flows.

        Water is an essential component of shale oil and natural gas production during both the drilling and hydraulic fracturing processes. Historically, we have been able to purchase water from local land owners for use in our operations. When drought conditions occur, governmental authorities may restrict the use of water subject to their jurisdiction for hydraulic fracturing to protect local water supplies. If we are unable to obtain water to use in our operations from local sources, we may be unable to produce oil, natural gas, and NGLs economically, which could have a material adverse effect on our financial condition, results of operations, and cash flows.

Our undeveloped acreage must be drilled before lease expiration to hold the acreage by production. In highly competitive markets for acreage, failure to drill sufficient wells to hold acreage could result in a substantial lease renewal cost, or if renewal is not feasible, loss of our lease and prospective drilling opportunities.

        Unless production is established within the spacing units covering the undeveloped acres on which some of our drilling locations are identified, our leases for such acreage will expire. The cost to renew such leases may increase significantly, and we may not be able to renew such leases on commercially reasonable terms or at all. As such, our actual drilling activities may differ materially from our current expectations, which could materially and adversely affect our business. The risk of lease expiration typically increases at times when commodity prices are depressed, as the pace of our exploration and development activity tends to slow during such periods.

We may incur losses as a result of title defects in the properties in which we invest.

        It is our practice in acquiring oil and gas leases or interests not to incur the expense of retaining lawyers to examine the title to the mineral interest at the time of acquisition. Rather, we rely upon the judgment of oil and gas lease brokers or landmen who perform the fieldwork in examining records in the appropriate governmental office before attempting to acquire a lease in a specific mineral interest. The existence of a material title deficiency can render a lease worthless and can adversely affect our results of operations and financial condition. While we typically obtain title opinions prior to commencing drilling operations on a lease or in a unit, the failure of title may not be discovered until after a well is drilled, in which case we may lose the lease and the right to produce all or a portion of the minerals under the property.

Part of our strategy involves drilling using the latest available horizontal drilling and completion techniques, which involve risks and uncertainties in their application.

        Our operations involve utilizing the latest drilling and completion techniques as developed by us and our service providers. As of December 31, 2015, we operated 86 gross horizontal producing wells, with an additional 18 horizontal wells waiting on completion, and therefore are subject to increased risks associated with horizontal drilling as compared to companies that have greater experience in horizontal drilling activities. Risks that we face while drilling include, but are not limited to, failing to land our wellbore in the desired drilling zone, not staying in the desired drilling zone while drilling horizontally through the formation, not running our casing the entire length of the wellbore, and not being able to run tools and other equipment consistently through the horizontal wellbore. Risks that we face while completing our wells include, but are not limited to, not being able to fracture stimulate the planned number of stages, not being able to run tools the entire length of the wellbore during completion operations, and not successfully cleaning out the wellbore after completion of the final fracture stimulation stage. In addition, our horizontal drilling activities may adversely affect our ability to successfully drill in one or more of our identified vertical drilling locations. Ultimately, the success of these drilling and completion techniques can only be evaluated over time as more wells are drilled and production profiles are established over a sufficiently long time period. If our drilling results are less than anticipated or we are unable to execute our drilling program because of capital constraints, lease expirations, access to gathering systems, and/or commodity prices decline, the return on our investment in these areas may not be as attractive as we anticipate. Further, as a result of any of these developments, we could incur material write-downs of our oil and natural gas properties, and the value of our undeveloped acreage could decline in the future.

Risks Relating to our Common Stock

We do not intend to pay dividends on our common stock, and our ability to pay dividends on our common stock is restricted.

        Since inception, we have not paid any cash dividends on common stock. Cash dividends are restricted under the terms of our credit facility, and we presently intend to continue the policy of using retained earnings for expansion of our business. Any future dividends also may be restricted by future agreements. Because we have no plans to pay dividends on our common stock, investors must look solely to stock appreciation for a return on their investment in us.

The price of our stock price has been and may continue to be highly volatile, which may make it difficult for shareholders to sell our common stock when desired or at attractive prices.

        The market price of our common stock is highly volatile, and we expect it to continue to be volatile for the foreseeable future. Adverse events, including, among others:

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  changes in production volumes, worldwide demand and prices for crude oil and natural gas;

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  changes in market prices of crude oil and natural gas;

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  changes in securities analysts' estimates of our financial performance;

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  fluctuations in stock market prices and volumes, particularly among securities of energy companies;

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  changes in market valuations of similar companies;

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  changes in interest rates;

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  announcements regarding adverse timing or lack of success in discovering, acquiring, developing and producing crude oil and natural gas resources;

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  announcements by us or our competitors of significant contracts, new acquisitions, discoveries, commercial relationships, joint ventures, or capital commitments;

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  decreases in the amount of capital available to us;

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  operating results that fall below market expectations or variations in our quarterly operating results;

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  loss of a major customer;

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  loss of a relationship with a partner;

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  the identification of and severity of environmental events and governmental and other third-party responses to the events; or

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  additions or departures of key personnel,

could trigger significant declines in the price of our common stock. For example, the market price of our common stock has been adversely affected by the recent declines in commodity prices. In addition, external events, such as news concerning economic conditions, counterparties to our natural gas or oil derivatives arrangements, changes in government regulations impacting the oil and natural gas exploration and production industries, or the movement of capital into or out of our industry, also are likely to affect the price of our common stock, regardless of our operating performance. Furthermore, general market conditions, including the level of, and fluctuations in, the trading prices of stocks generally could affect the price of our common stock. Recently, the stock markets have experienced price and volume volatility that has affected many companies' stock prices. Stock prices for many companies have experienced wide fluctuations that have often been unrelated to the operating performance of those companies. These fluctuations may affect the market price of our common stock.

Investors in this offering may experience future dilution.

        In order to raise additional capital, effect acquisitions, or for other purposes, we may in the future offer additional shares of our common stock or other securities convertible into, or exchangeable for, our common stock at prices that may not be the same as the price per share of this offering. We have an effective shelf registration statement from which additional shares of common stock and other securities can be offered. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. If the price per share at which we sell additional shares of our common stock or related securities in future transactions is less than the price per share in this offering, investors who purchase our common stock in this offering will suffer a dilution of their investment.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

        Sales of a substantial number of shares of our common stock could depress the market price of our common stock, and impair our ability to raise capital through the sale of additional equity securities. We, our directors and our executive officers have agreed not to dispose of or hedge any common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date 45 days after the date of this prospectus supplement, subject to certain exceptions. The underwriters may release the restrictions on any such shares at any time without notice. We cannot predict the effect that future sales of our common stock or perceptions of such sales following the expiration of the 45-day period referred to above would have on the market price of our common stock.

Equity compensation plans may cause a future dilution of our common stock.

        To the extent options to purchase common stock under our equity incentive plans are exercised, or shares of restricted stock or other equity awards are issued based on satisfaction of vesting requirements, holders of our common stock will experience dilution.

        As of December 31, 2015, there were 10,065,067 shares reserved for issuance under our equity compensation plans, of which 915,867 restricted shares have been granted and are subject to issuance in the future based on the satisfaction of certain vesting criteria established pursuant to the respective awards and 5,056,000 of which are issuable upon the exercise of outstanding options to purchase common stock. Our outstanding options have a weighted average exercise price of $9.71 per share.

Non-U.S. holders of our common stock, in certain situations, could be subject to U.S. federal income tax upon sale, exchange or disposition of our common stock.

        It is likely that we are, and will remain for the foreseeable future, a U.S. real property holding corporation for U.S. federal income tax purposes because our assets consist primarily of "United States real property interests" as defined in the applicable Treasury regulations. As a result, under the Foreign Investment in Real Property Tax Act, or FIRPTA, certain non-U.S. investors may be subject to U.S. federal income tax on gain from the disposition of shares of our common stock, in which case they would also be required to file U.S. tax returns with respect to such gain, and may be subject to a withholding tax. In general, whether these FIRPTA provisions apply depends on the amount of our common stock that such non-U.S. investors hold and whether, at the time they dispose of their shares, our common stock is regularly traded on an established securities market within the meaning of the applicable Treasury regulations. So long as our common stock continues to be regularly traded on an established securities market, only a non-U.S. investor who has owned, actually or constructively, more than 5% of our common stock at any time during the shorter of (i) the five-year period ending on the date of disposition and (ii) the non-U.S. investor's holding period for its shares may be subject to U.S. federal income tax on the disposition of our common stock under FIRPTA. See "Material United States Federal Income Tax Considerations to Non-U.S. Holders."

USE OF PROCEEDS

        We estimate that our net proceeds from this offering, after deducting underwriting discounts and commissions and estimated fees and expenses, will be approximately $             million ($             million if the underwriters exercise their option to purchase 2,925,000 additional shares of our common stock in full).

        We intend to use the net proceeds from this offering for general corporate purposes, which may include continuing to develop our acreage position in the Wattenberg Field in Colorado, funding a portion of our capital expenditure program for the remainder of 2016, or other uses. In addition, we are bidding on, or are in discussions with respect to, several possible acquisitions that, should we be successful in their pursuit, could require the use of proceeds of this offering. While we do not have any binding agreements for any such acquisitions, and we may not reach agreement with respect to any of these potential acquisitions, we are targeting acquisitions of oil and natural gas properties in the D-J Basin, some of which could be sizeable. To the extent that the aggregate value of any agreed purchase prices for such acquisitions exceeds the funds available to us, we would seek to raise additional forms of financing or capital markets financings in order to complete such a transaction.

        The foregoing represents our intentions based upon our present plans and business conditions. The occurrence of unforeseen events or changed business conditions, however, could result in the application of the net proceeds from this offering in a manner other than as described in this prospectus supplement.

CAPITALIZATION

        The following table sets forth our capitalization and cash position as of November 30, 2015 on:

  •
  an actual basis;

  •
  an as-adjusted basis to give effect to the issuance and sale of 16.1 million shares of our common stock for net proceeds of approximately $89.1 million in a public offering which closed on January 27, 2016; and

  •
  a further adjusted basis to give effect to the issuance and sale of 19,500,000 shares of our common stock in this offering, assuming no exercise of the underwriters' option to purchase additional shares and assuming the net proceeds are initially held as cash and cash equivalents, pending their use as described in "Use of Proceeds."

        This table should be read in conjunction with, and is qualified in its entirety by reference to, our financial statements and the accompanying notes, incorporated by reference into this prospectus supplement and the accompanying prospectus and "Use of Proceeds" in this prospectus supplement.

	As of November 30, 2015
	Actual	As Adjusted	As Further Adjusted
	(unaudited; in thousands)
Cash and cash equivalents(1)	$80,723	$91,873	$

Revolving credit facility(2)	$78,000	$0	$

Stockholders' equity	$507,804	$596,954	$

Total capitalization	$585,804	$596,954	$

(1)
As of March 31, 2016, our total cash balance was $50.9 million.

(2)
As of November 30, 2015, the borrowing base under our revolving credit facility was $163 million, and the amount of funds available under our revolving credit facility was $85 million. Our borrowing base was subsequently reduced to $145 million, and all outstanding borrowings under the credit facility were repaid. As of April 8, 2016, no amounts are outstanding under our credit facility.

PRICE RANGE OF OUR COMMON STOCK

        Our common stock is traded on the NYSE MKT under the symbol "SYRG." The following table includes the high and low sales prices for our common stock as reported on the NYSE MKT for the periods presented.

Quarter Ended	High	Low
November 30, 2013	$11.40	$8.86
February 28, 2014	$10.69	$8.11
May 31, 2014	$12.96	$9.70
August 31, 2014	$14.11	$10.13
November 30, 2014	$13.75	$8.05
February 28, 2015	$13.50	$8.14
May 31, 2015	$12.98	$10.40
August 31, 2015	$12.82	$9.04
November 30, 2015	$12.12	$9.51

        The closing price of our common stock on the NYSE MKT on April 8, 2016 was $8.41 per share.

        As of March 31, 2016, there were 140 holders of record of our issued and outstanding common stock.

DIVIDEND POLICY

        Since inception, we have not paid any cash dividends on common stock. Cash dividends are restricted under the terms of our credit facility, and we presently intend to continue the policy of using retained earnings for expansion of our business. Any future dividends also may be restricted by future agreements.

DESCRIPTION OF CAPITAL STOCK

        The total number of shares of all classes of stock that we have authority to issue is 310,000,000, consisting of 300,000,000 shares of common stock, par value $.001 per share, and 10,000,000 shares of preferred stock, par value $.01 per share. As of March 31, 2016, we had 126,245,686 shares of common stock and no shares of preferred stock outstanding.

Common Stock

        Holders of our common stock are each entitled to cast one vote for each share held of record on all matters presented to the shareholders. Holders of our common stock are entitled to receive such dividends as may be declared by our board of directors out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. Our borrowing arrangements limit our ability to pay dividends.

        Holders of our common stock do not have preemptive rights to subscribe to additional shares if issued. There are no provisions regarding conversion, redemption, sinking fund or any other similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

        Our board of directors is authorized to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the powers, designation, preferences and rights of each series and the qualifications, limitations or restrictions of each series, including: the designation of the series and the number of shares of the series, which number the board of directors may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares of that series then outstanding. The authorized shares of preferred stock, as well as shares of common stock, are available for issuance without further action by our shareholders, unless shareholder action is required by the rules of any stock exchange or automated quotation system on which our securities are listed or traded. If the approval of our shareholders is not required for the issuance of shares of preferred stock or common stock, the board of directors may determine not to seek shareholder approval.

        Our board of directors could issue a series of preferred stock that could, depending on the terms of that series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue shares based on its judgment as to our best interests and the best interests of our shareholders. Our board of directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt, including a tender offer or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or that might result in shareholders receiving a premium for their stock over the then current market price of the stock.

Certain Provisions of Our Articles of Incorporation and Bylaws and Colorado Law

        In the discussion that follows, we have summarized selected provisions of our articles of incorporation and our bylaws relating to our capital stock. You should read our articles of incorporation and bylaws as currently in effect for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed copies of those documents with the SEC, and they are incorporated by reference as exhibits to the registration statement. Please read "Where You Can Find More Information."

        Certain provisions of our articles of incorporation and bylaws could make our acquisition by a third party, a change in our incumbent directors, or a similar change of control more difficult. These provisions, which are summarized below, may discourage certain types of takeover practices and inadequate takeover bids. These provisions may also encourage persons seeking to acquire control of us to first negotiate with our board of directors. These provisions of our articles of incorporation and bylaws may also be significant because they define certain aspects of our corporate governance.

        Election of Directors.    The board of directors may, pursuant to a resolution adopted by a majority of the entire board, increase the size of our board and designate the directors to fill the vacancies.

        No Cumulative Voting.    Our articles of incorporation provide that no shareholder is permitted to cumulate its votes in the election of directors or otherwise.

        Vote Required to Amend Articles of Incorporation and Quorum.    Under the Colorado Business Corporation Act, a proposed amendment to our articles of incorporation may be approved by shareholders if the number of votes cast in favor of the amendment exceeds the number of votes cast against. In addition, as permitted by the Colorado Business Corporation Act, our articles of incorporation provide that a quorum will exist at a meeting of our shareholders if holders of shares representing one-third of the voting power entitled to vote are present or represented by proxy at the meeting.

        Limitations on Liability.    Our articles of incorporation provide that no person who is or was a director will be personally liable to us or to our shareholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions under the Colorado Business Corporation Act. In addition, we have entered into indemnification agreements with our directors and certain of our officers. The existence of such limitations on liability and indemnification may impede a change of control of us to the extent that a hostile acquirer seeks to litigate its contest for control with our directors and officers.

Listing

        Our common stock is listed for quotation on the NYSE MKT under the symbol "SYRG."

Transfer Agent and Registrar

        Corporate Stock Transfer is the transfer agent and registrar for our common stock.

MATERIAL UNITED STATES FEDERAL INCOME TAX
CONSIDERATIONS TO NON-U.S. HOLDERS

        The following summary is a description of the material U.S. federal income tax consequences relating to the purchase, ownership and disposition of our common stock by non-U.S. holders. The discussion is for general information only and does not consider all aspects of federal income taxation that may be relevant to the purchase, ownership and disposition of our common stock by a non-U.S. holder in light of such holder's personal circumstances. In particular, this discussion does not address the federal income tax consequences of ownership of our common stock by investors that do not hold the stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code, or the federal income tax consequences to holders subject to special treatment under the federal income tax laws, such as:

  •
  dealers in securities;

  •
  traders in securities;

  •
  persons holding common stock as part of a conversion, constructive sale, wash sale or other integrated transaction or a straddle, hedge or synthetic security;

  •
  persons subject to the alternative minimum tax;

  •
  certain former citizens or long-term residents of the United States;

  •
  foreign governments or international organizations;

  •
  financial institutions;

  •
  controlled foreign corporations and passive foreign investment companies, and shareholders of such entities;

  •
  real estate investment trusts and the shareholders of such trusts;

  •
  insurance companies;

  •
  regulated investment companies and shareholders of such companies;

  •
  entities that are tax-exempt for U.S. federal income tax purposes and retirement plans, individual retirement accounts and tax-deferred accounts; and

  •
  pass-through entities, including partnerships and entities and arrangements classified as partnerships for U.S. federal tax purposes, and beneficial owners of pass-through entities.

        Non-U.S. Holders subject to the special circumstances described above may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not include any non-U.S. income tax laws or state and local tax laws that may be applicable to a particular investor and does not consider any aspects of U.S. federal estate or gift tax law.

        You are a "non-U.S. holder" of our common stock if you are a beneficial owner of the stock (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) and are not, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized or created in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income tax regardless of the source of such income; or

  •
  a trust (i) if a court within the U.S. is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of the trust, or (ii) that has a valid election in place to be treated as a U.S. person for U.S. federal income tax purposes.

        If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax consequences of such partnership and the partners in such partnership generally will depend on the status and tax situs of each of the partners and the activities of the partnership. Partners of partnerships considering the purchase of our common stock are encouraged to consult with their independent tax advisors.

        As described in more detail below, the U.S. federal income tax consequences to a non-U.S. holder conducting a trade or business in the United States will depend on whether the income or gain at issue is effectively connected with the conduct of such U.S. trade or business.

        This summary is based upon the Code, existing and proposed federal income tax regulations promulgated thereunder, administrative pronouncements and judicial decisions, all in effect as of the date hereof, and all of which are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion. There can be no assurance that the Internal Revenue Service, or the IRS, will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of purchasing, owning and disposing of our common stock. Any such change may adversely affect a non-U.S. holder.

        IF YOU ARE CONSIDERING THE PURCHASE OF OUR COMMON STOCK, YOU ARE ENCOURAGED TO CONSULT WITH AN INDEPENDENT TAX ADVISOR REGARDING THE APPLICATION OF U.S. FEDERAL INCOME AND ESTATE TAX LAWS, AS WELL AS OTHER FEDERAL TAX LAWS AND THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION, TO YOUR PARTICULAR SITUATION.

Dividend Distributions

        As discussed under "Dividend Policy" above, we do not currently expect to make distributions on our common stock. In the event that we do make distributions with respect to the shares of our common stock, those distributions, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and will be subject to U.S. federal withholding tax at a 30% rate or such lower rate as specified by an applicable income tax treaty, provided that such dividends are not effectively connected with the non-U.S. holder's conduct of U.S. trade or business. Distributions in excess of our current and accumulated earnings and profits (as determined under U.S. federal income tax principles) will first constitute a return of capital that is applied against and reduces the non-U.S. holder's adjusted tax basis in our common stock (determined on a share by share basis), and, to the extent such distribution exceeds the non-U.S. holder's adjusted tax basis, the excess will be treated as gain realized on the sale or other disposition of our common stock as described below under "Sale, Exchange or Other Taxable Disposition of Stock."

        Under the terms of an applicable U.S. income tax treaty (if any), the withholding tax might not apply, or might apply at a reduced rate. A non-U.S. holder who wishes to claim the benefit of an applicable income tax treaty is required to satisfy applicable certification and disclosure requirements (generally by providing our paying agent or a relevant withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E). If a non-U.S. holder is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, such non-U.S. holder may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

        Dividends that are effectively connected with the conduct of a non-U.S. holder's trade or business within the United States are not subject to U.S. federal withholding tax if such non-U.S. holder provides our paying agent or a relevant withholding agent with an IRS Form W-8ECI, and generally will be subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates, unless an applicable income tax treaty provides otherwise. A foreign corporation may be subject to an additional branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such dividends.

Sale, Exchange or Other Taxable Disposition of Stock

        Subject to the discussions below under "—Information Reporting and Backup Withholding" and "—Foreign Accounts," any gain realized by a non-U.S. holder upon the sale, exchange or other taxable disposition of shares of common stock generally will not be subject to U.S. federal income tax unless:

  •
  that gain is effectively connected with the non-U.S. holder's conduct of a trade or business in the U.S. (and, if required by an applicable income tax treaty, is attributable to a U.S. "permanent establishment" maintained by the non-U.S. holder);

  •
  the non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

  •
  we are or have been a United States real property holding corporation (a "USRPHC") for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of disposition, and (ii) the non-U.S. holder's holding period for its shares of our common stock and, if shares of our common stock are "regularly traded on an established securities market," the non-U.S. holder owned, directly or indirectly, at any time during such period, more than 5% of our issued and outstanding common stock.

        Gain described in the first bullet point above will be subject to U.S. federal income tax in the same manner as a U.S. person, unless an applicable income tax treaty provides otherwise. If such non-U.S. holder is a foreign corporation, such gain may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include such gain. A non-U.S. holder described in the second bullet point above will be subject to a 30% U.S. federal income tax on the gain derived from the sale, which may be offset by certain U.S.-source capital losses.

        It is likely that we are currently a USRPHC for U.S. federal income tax purposes and it is likely that we will remain one in the future. However, so long as our common stock continues to be regularly traded on an established securities market within the meaning of the applicable Treasury regulations, only a non-U.S. holder who actually or constructively owns or owned more than 5% of our common stock at any time during the shorter of (i) the five year period preceding the date of disposition or (ii) the holder's holding period (a "greater-than-five percent shareholder") will be subject to U.S. federal income tax on the disposition of our common stock. A greater-than-five percent shareholder generally will be subject to U.S. federal income tax on the net gain derived from the sale in the same manner as a U.S. person, unless an applicable income tax treaty provides otherwise. Such a non-U.S. holder generally would be required to file a U.S. federal income tax return in respect of such gain. No withholding is required upon any sale or other taxable disposition of our common stock if it is regularly traded on an established securities market. If our common stock ceases to be regularly traded on an established securities market, a non-U.S. holder will be subject to tax on any gain recognized on the sale or other taxable disposition of our common stock, and withholding, generally at a rate of 15%, on the gross proceeds thereof, regardless of such non-U.S. holder's percentage ownership of our common stock.

Information Reporting and Backup Withholding

        We must report annually to the IRS the amount of dividends or other distributions paid to non-U.S. holders on shares of our common stock and the amount of tax we withhold on these distributions. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

        A non-U.S. holder will not be subject to backup withholding tax (currently at a rate of 28%) on reportable payments the non-U.S. holder receives on shares of our common stock if the non-U.S. holder provides proper certification (usually on an IRS Form W-8BEN or IRS Form W-8BEN-E) of the holder's status as a non-U.S. person.

        Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale or other disposition of shares of our common stock outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the U.S. However, information reporting will apply if a non-U.S. holder sells shares of our common stock outside the United States through a U.S. broker or a broker which is a controlled foreign corporation, a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or a foreign partnership that, at any time during its tax year, either is engaged in the conduct of a trade or business in the United States or has as partners one or more U.S. persons that, in the aggregate, hold more than 50% of the income or capital interests in the partnership. If a sale or other disposition is made through a U.S. office of any broker, the broker will be required to report the amount of proceeds paid to the non-U.S. holder to the IRS and also to backup withhold on that amount unless the non-U.S. holder provides appropriate certification (usually on an IRS Form W-8BEN or IRS Form W-8BEN-E) to the broker certifying the holder's status as a non-U.S. person or other exempt status.

        Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against a non-U.S. holder's U.S. federal income tax liability (if any), provided the required information is properly furnished to the IRS on a timely basis.

Foreign Accounts

        Sections 1471 through 1474 of the Code (commonly referred to as "FATCA") generally impose a 30% withholding tax on "withholdable payments," which include dividends on our common stock and gross proceeds from the disposition of our common stock paid to (i) a foreign financial institution (as defined in Section 1471 of the Code) unless it agrees to withhold on payments to non-compliant foreign financial institutions and certain account holders, and collect and disclose to the IRS information regarding direct and indirect U.S. account holders and (ii) a non-financial foreign entity unless it certifies certain information regarding substantial U.S. owners of the entity, which generally includes any U.S. person who directly or indirectly owns more than 10% of the entity. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under U.S. Treasury regulations and IRS guidance, the withholding obligations described above apply to payments of dividends on our common stock, and will apply to payments of gross proceeds from a sale or other disposition of our common stock on or after January 1, 2019. Prospective non-U.S. holders should consult their own tax advisors with respect to the potential tax consequences of FATCA.

UNDERWRITING

        Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, we have agreed to sell to the underwriters named below, for whom Credit Suisse Securities (USA) LLC is acting as representative, the following respective numbers of shares of common stock at a price of $            per share, which will result in $            of proceeds to us before expenses:

Underwriter	Number of Shares
Credit Suisse Securities (USA) LLC	19,500,000

Total	19,500,000

        The underwriters are offering the common stock subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the underwriters are obligated to purchase all the shares of common stock in the offering if any are purchased, other than those shares covered by the option to purchase additional shares described below. The underwriting agreement also provides that if an underwriter defaults the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

        We have granted to the underwriters a 30-day option to purchase on a pro rata basis up to 2,925,000 additional shares at the initial public offering price less the underwriting discounts and commissions.

        The underwriters may offer the shares of common stock from time to time for sale in one or more transactions on the NYSE MKT, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. In connection with the sale of the shares of common stock offered hereby, the underwriters may be deemed to have received compensation in the form of underwriting discounts. The underwriters may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and / or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal. The difference between the price at which the underwriter purchases shares of common stock and the price at which the underwriter resells such shares of common stock may be deemed underwriting compensation.

        We estimate that our out of pocket expenses for this offering will be approximately $            .

        Subject to certain exceptions, we have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of Credit Suisse Securities (USA) LLC for a period of 45 days after the date of this prospectus supplement.

        Subject to the immediately succeeding sentence, our officers and directors (other than Frank Jennings, our chief accounting officer, who as previously announced will not continue his employment with us after his employment agreement expires on May 31, 2016 (or another mutually agreeable date)) have agreed that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any of these transactions are to be settled by delivery of our common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC for a period of 45 days after the date of this prospectus supplement. Notwithstanding the immediately preceding sentence, each officer and director may, without the prior written consent of Credit Suisse Securities (USA) LLC, (i) effect the cashless exercise or net share settlement of options to acquire our common stock or other awards granted pursuant to our equity incentive plans, (ii) transfer to us any shares of our common stock or have us withhold any shares of our common stock from issuance for purposes of satisfying any tax withholding obligation that arises in connection with the vesting of such awards (so long as the purpose of such transfer is noted on any public report filed under the Exchange Act, and provided no such filing or other public announcement shall be voluntarily made), and (iii) establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of our common stock, provided that such plan does not provide for any transfers of shares of our common stock during the 45-day lock-up period referred to above and provided further that no filing with the SEC or other public announcement shall be required or voluntarily made by such officer or director or any other person in connection therewith. In addition, our directors and executive officers may transfer an aggregate of up to 500,000 shares of common stock that would otherwise be subject to the restriction on transfer.

        We have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

        The shares of common stock are listed on the NYSE MKT under the symbol "SYRG."

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

        In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of additional shares that they have the option to purchase. In a naked short position, the number of shares involved is greater than the number of additional shares that they have the option to purchase. The underwriters may close out any covered short position by either exercising their option to purchase additional shares and/or purchasing shares in the open market.

  •
  Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares through their option to purchase such shares. If the underwriters sell more shares than could be covered by their option to purchase additional shares, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE MKT or otherwise and, if commenced, may be discontinued at any time.

        A prospectus in electronic format may be made available on the web sites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representative may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.

Selling Restrictions

General

        Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the common stock offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The common stock offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in Canada

        The common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

        In relation to each member state of the European Economic Area, no offer of common stock which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representative for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of common stock referred to in (a) to (c) above shall result in a requirement for the company or the representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        Each person located in a Member State to whom any offer of common stock is made or who receives any communication in respect of an offer of common stock, or who initially acquires any common stock will be deemed to have represented, warranted, acknowledged and agreed to and with the representative and the company that (1) it is a "qualified investor" within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any common stock acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the common stock acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the representative has been given to the offer or resale; or where common stock has been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of that common stock to it is not treated under the Prospectus Directive as having been made to such persons.

        The company, the representative and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

        This prospectus supplement has been prepared on the basis that any offer of shares in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Member State of shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the company or the representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the company nor the representative have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the company or the representative to publish a prospectus for such offer.

        For the purposes of this provision, the expression an "offer of common stock to the public" in relation to any common stock in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the common stock to be offered so as to enable an investor to decide to purchase or subscribe the common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Member State.

        The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

        In the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

        The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to the offering, the company, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

LEGAL MATTERS

        The validity of the shares of common stock offered by this prospectus supplement will be passed upon for us by Davis Graham & Stubbs LLP, Denver, Colorado. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

        The financial statements and the financial statement schedules and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement and the accompanying prospectus by reference to the Annual Report on Form 10-K of Synergy Resources Corporation for the year ended August 31, 2015 have been so incorporated in reliance on the reports of EKS&H LLLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INDEPENDENT PETROLEUM CONSULTANTS

        Certain information contained in the documents we include herein and incorporate by reference into this prospectus supplement and the accompanying prospectus with respect to the natural gas and oil reserves associated with our natural gas and oil prospects is derived from the reports of Ryder Scott Company L.P., an independent petroleum and natural gas consulting firm, and has been included and incorporated by reference into this prospectus supplement and the accompanying prospectus upon the authority of said firm as experts with respect to the matters covered by such reports and in giving such reports.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information requirements of the Exchange Act, which means that we are required to file reports, proxy statements, and other information, all of which are available for review and copying at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website at http://www.sec.gov where you can access reports, proxy information and registration statements, and other information regarding registrants that file electronically with the SEC through the EDGAR system.

        We have filed a registration statement on Form S-3 to register the securities to be issued pursuant to this prospectus supplement. As allowed by SEC rules, this prospectus supplement does not contain all of the information you can find in the registration statement or the exhibits to the registration statement because some parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. You may obtain a copy of the registration statement from the SEC at the address listed above or from the SEC's website.

        We also maintain an Internet website at www.syrginfo.com, which provides additional information about our company and through which you can also access our SEC filings. Our website and the information contained in and connected to it are not a part of or incorporated by reference into this prospectus supplement or the accompanying prospectus.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The following documents filed with the SEC are incorporated by reference herein:

  •
  Our Annual Report on Form 10-K for the fiscal year ended August 31, 2015;

  •
  The information in our Definitive Proxy Statement on Schedule 14A filed on November 9, 2015 that is incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended August 31, 2015;

  •
  Our Quarterly Report on Form 10-Q for the quarter ended November 30, 2015;

  •
  Our Current Reports on Form 8-K filed on February 26, 2015, September 16, 2015, October 22, 2015, December 17, 2015, December 18, 2015 (as amended on December 21, 2015), January 11, 2016, January 27, 2016, February 2, 2016, March 1, 2016, April 5, 2016, and April 11, 2016 (not including the report filed under Item 2.02 of Form 8-K); and

  •
  All documents, or portions thereof, filed by us subsequent to the date of this prospectus supplement, under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering made hereby.

        Documents, or portions thereof, furnished or deemed furnished by us are not incorporated by reference into this prospectus supplement or the accompanying prospectus. Information that we file later with the SEC will automatically update and supersede the previously filed information. For information with regard to other documents incorporated by reference in the accompanying prospectus, see "Incorporation of Certain Documents by Reference" in the accompanying prospectus.

        You may obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits specifically are incorporated by reference into these documents or referred to in this prospectus supplement) by writing or calling us at the following address and telephone number:

Investor Relations
Synergy Resources Corporation
1625 Broadway, Suite 300
Denver, Colorado 80202
(720) 616-4300

PROSPECTUS

SYNERGY RESOURCES CORPORATON

Common Stock
Preferred Stock
Depositary Shares
Warrants
Rights
Purchase Contracts
Debt Securities
Units

        We may offer from time to time shares of our common stock, shares of our preferred stock, depositary shares, warrants, rights, purchase contracts, debt securities and units that include any of these securities.

        We will offer the securities in amounts, at prices and on terms to be determined at the time of the offering. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide the specific terms of the offering in supplements to this prospectus. In addition, selling shareholders to be named in a prospectus supplement may offer and sell from time to time shares of our common stock in such amounts as set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of shares of our common stock by any selling shareholders. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement.

        Our common stock is quoted on the NYSE MKT under the symbol "SYRG." The last reported sale price of our common stock on September 10, 2015 was $9.56 per share.

        Investing in our securities involves significant risks that are described in the "Risk Factors" section beginning on page 6 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 11, 2015.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, utilizing a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus, and the selling shareholders may offer common stock, in one or more offerings. This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered, a prospectus supplement will be provided that contains specific information about the terms of the offering and the offered securities. This prospectus, together with applicable prospectus supplements, any information incorporated by reference, and any related free writing prospectuses filed with the Commission, includes all material information relating to these offerings and securities. The prospectus supplement may include additions, updates or changes to any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We and the selling shareholders urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading "Incorporation of Certain Documents By Reference," before buying any of the securities being offered.

        You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. No one else has been authorized to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

        Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

        The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file other documents with the Commission that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports that we file with the SEC. The registration statement and other reports can be read at the Commission's website or at their offices mentioned under the heading "Where You Can Find More Information."

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under "Where You Can Find More Information."

SYNERGY RESOURCES CORPORATION

        We are a growth-oriented independent oil and gas company engaged in the acquisition, development, and production of crude oil and natural gas in and around the Denver-Julesburg Basin ("D-J Basin") of Colorado. The D-J Basin generally extends from the Denver metropolitan area throughout northeast Colorado into Wyoming, Nebraska, and Kansas. It contains hydrocarbon-bearing deposits in several formations, including the Niobrara, Codell, Greenhorn, Shannon, Sussex, J-Sand, and D-Sand. The area known as the Wattenberg Field covers the western flank of the D-J Basin, particularly in Weld County, Colorado. The area has produced oil and natural gas for over fifty years. Substantially all of our producing wells are either in or adjacent to the Wattenberg Field.

        Our principal executive offices are located at 20203 Highway 60, Platteville, Colorado 80651, our telephone number at these offices is (970) 737-1073 and our website is www.syrginfo.com. In August 2015 we opened an office at 1625 Broadway, Suite 300, Denver, Colorado 80202. Information contained on or accessible through our website is not incorporated by reference into or otherwise a part of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus includes, and the documents we incorporate by reference herein contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical facts are forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "should," "seek," "on-track," "plan," "project," "forecast," "intend," or "anticipate" or the negative thereof or comparable terminology, or by discussions of vision, strategy, or outlook, including statements related to our beliefs and intentions with respect to our growth strategy, including the amount we may invest, the location, and the scale of the drilling projects in which we intend to participate; our beliefs with respect to the potential value of drilling projects; our beliefs with regard to the impact of environmental and other regulations on our business; our beliefs with respect to the strengths of our business model; our assumptions, beliefs, and expectations with respect to future market conditions; our plans for future capital expenditures; and our capital needs, the adequacy of our capital resources, and potential sources of capital. You are cautioned that our business and operations are subject to a variety of risks and uncertainties, many of which are beyond our control and, consequently, our actual results may differ materially from those projected by any forward-looking statements. You should consider carefully the statements under the "Risk Factors" section of this prospectus and the other disclosures contained herein, which describe factors that could cause our actual results to differ from those anticipated in the forward-looking statements, including, but not limited to, the following factors:

  •
  volatility of oil and natural gas prices;

  •
  operating hazards that result in losses;

  •
  uncertainties in the estimates of proved reserves;

  •
  effect of seasonal weather conditions and wildlife restrictions on our operations;

  •
  our need to expand our oil and natural gas reserves;

  •
  our ability to obtain adequate financing;

  •
  availability and capacity of gathering systems and pipelines for our production;

  •
  effect of local and regional factors on oil and natural gas prices;

  •
  incurrence of ceiling test write-downs;

  •
  our inability to control operations on properties we do not operate;

  •
  our ability to market our production;

  •
  the strength and financial resources of our competitors;

  •
  identifying future acquisitions;

  •
  uncertainty in global economic conditions;

  •
  legal and/or regulatory compliance requirements;

  •
  the amount of our indebtedness and ability to maintain compliance with debt covenants;

  •
  our need for capital;

  •
  key executives allocating a portion of their time to other business interests; and

  •
  effectiveness of our disclosure controls and our internal controls over financial reporting.

        We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, results actually achieved may differ materially from expected results in these statements. Forward-looking statements speak only as of the date they are made. We do not undertake, and specifically disclaim, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements, other than as may be required by applicable law or regulation. Readers are urged not to place undue reliance on these forward-looking statements. Readers are also urged to carefully review and consider the various disclosures made by us in our reports filed with the Commission, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation, and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act and in accordance therewith, file reports, proxy statements and other information with the Commission. These reports, proxy statements and other information can be inspected and copied at the Commission's Public Reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. We maintain a website at www.syrginfo.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute part of this prospectus.

        We have filed a registration statement with the Commission on Form S-3 (including any amendments thereto, known as the registration statement) under the Securities Act with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. You may refer to the registration statement and the exhibits and schedules thereto for more information about the offered securities and us. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete and, in each instance, reference is hereby made to the copy of such contract or document so filed. Each such statement is qualified in its entirety by such reference.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The Commission allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the Commission under section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished under Items 2.02 or 7.01 of any Form 8-K, which is not deemed filed under the Exchange Act):

  •
  Our Annual Report on Form 10-K for the fiscal year ended August 31, 2014, filed with the Commission on October 30, 2014, as amended by Amendment No. 1 thereto filed with the Commission on June 23, 2015 (File No. 001-35245);

  •
  Our Quarterly Report on Form 10-Q for the fiscal period ended November 30, 2014, filed with the Commission on January 9, 2015, as amended by the Quarterly Report on Form 10-Q/A filed with the Commission on August 3, 2015 (File No. 001-35245);

  •
  Our Quarterly Report on Form 10-Q for the fiscal period ended February 28, 2015, filed with the Commission on April 9, 2015 (File No. 001-35245);

  •
  Our Quarterly Report on Form 10-Q for the fiscal period ended May 31, 2015, filed with the Commission on July 10, 2015 (File No. 001-35245)

  •
  A description of our capital stock contained in our Form 8-A filed with the Commission on July 19, 2011 (File No. 001-35245); and

  •
  Our Current Reports on Form 8-K, filed with the Commission on October 21, 2014, November 4, 2014, November 4, 2014, December 18, 2014, December 22, 2014, January 2, 2015, January 14, 2015, January 20, 2015, January 23, 2015, January 23, 2015, January 28, 2015, February 4, 2015, February 19, 2015, February 26, 2015, March 11, 2015, March 26, 2015, April 2, 2015, April 13, 2015, May 1, 2015, May 8, 2015, May 26, 2015, June 2, 2015, June 8, 2015, June 12, 2015, July 10, 2015, July 17, 2015, August 4, 2015, August 17, 2015, and August 27, 2015 (File No. 001-35245) (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K).

        We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, without charge upon written or oral request, a copy of this prospectus and any or all of the documents that are incorporated by reference into this prospectus. Requests should be directed to the Secretary at Synergy Resources Corporation, 20203 Highway 60, Platteville, CO 80651. Our telephone number at these offices is (970) 737-1073.

RISK FACTORS

        An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those risk factors included in our Annual Report on Form 10-K for the year ended August 31, 2014 and in our Quarterly Reports on Form 10-Q for the quarterly periods ended November 30, 2014, February 28, 2015, and May 31, 2015, and in our subsequent Commission filings, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our common stock could decline and you could lose all or part of your investment. When any securities are offered and sold pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS

        Unless we inform you otherwise in the prospectus supplement or any pricing supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes. These purposes may include capital expenditures, repayment or refinancing of indebtedness, acquisitions and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS TO
FIXED CHARGES PLUS PREFERRED STOCK DIVIDENDS

        Our consolidated ratio of earnings to fixed charges and ratio of earnings to fixed charges plus preferred stock dividends for each of the periods indicated are as follows:

		Year Ended August 31,
	Nine Months Ended May 31, 2015
		2014	2013	2012	2011	2010
Ratio of earnings to fixed charges(1)	13	31	13	57	(1)	(3)

(1)
For purposes of calculating the ratio of earnings to fixed charges, earnings represent income before income taxes from continuing operations plus fixed charges, less capitalized interest. Fixed charges include interest expense and capitalized interest.

DESCRIPTION OF CAPITAL STOCK

        The total number of shares of all classes of stock that we have authority to issue is 210,000,000, consisting of 200,000,000 shares of common stock, par value $.001 per share, and 10,000,000 shares of preferred stock, par value $.01 per share. As of September 10, 2015, we had 105,025,453 shares of common stock and no shares of preferred stock outstanding.

Common Stock

        Holders of our common stock are each entitled to cast one vote for each share held of record on all matters presented to the shareholders. Holders of our common stock are entitled to receive such dividends as may be declared by our board of directors out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. Our borrowing arrangements limit our ability to pay dividends. It is not anticipated that dividends will be paid in the foreseeable future.

        Holders of our common stock do not have preemptive rights to subscribe to additional shares if issued. There are no provisions regarding conversion, redemption, sinking fund or any other similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

        Our board of directors is authorized to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the powers, designation, preferences and rights of each series and the qualifications, limitations or restrictions of each series, including: the designation of the series and the number of shares of the series, which number the board of directors may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares of that series then outstanding.

        The prospectus supplement relating to any series of preferred stock we offer will include specific terms relating to the offering. The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified by the certificate of designation relating to the applicable series of preferred stock. You should read that document for provisions that may be important to you. We will include that document as an exhibit to a filing with the Commission in connection with an offering of preferred stock.

        The authorized shares of preferred stock, as well as shares of common stock, are available for issuance without further action by our shareholders, unless shareholder action is required by the rules of any stock exchange or automated quotation system on which our securities are listed or traded. If the approval of our shareholders is not required for the issuance of shares of preferred stock or common stock, the board of directors may determine not to seek shareholder approval.

        Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of that series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue shares based on its judgment as to our best interests and the best interests of our shareholders. Our board of directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt, including a tender offer or other transaction that some, or a majority of, our shareholders might believe to be in their best interests or that might result in shareholders receiving a premium for their stock over the then current market price of the stock.

Certain Provisions of Our Articles of Incorporation and Bylaws and Colorado Law

        In the discussion that follows, we have summarized selected provisions of our articles of incorporation and our bylaws relating to our capital stock. You should read our articles of incorporation and bylaws as currently in effect for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed copies of those documents with the Commission, and they are incorporated by reference as exhibits to the registration statement. Please read "Where You Can Find More Information."

        Certain provisions of our articles of incorporation and bylaws could make our acquisition by a third party, a change in our incumbent directors, or a similar change of control more difficult. These provisions, which are summarized below, are likely to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, and to protect our ability to utilize certain tax losses to offset current or future taxable income, which could reduce our future federal and state income tax liability. These provisions of our articles of incorporation and bylaws may also be significant because they define certain of the aspects of our corporate governance.

        Election of Directors. The board of directors may, pursuant to a resolution adopted by a majority of the entire board, increase the size of our board and designate the directors to fill the vacancies.

        No Cumulative Voting. Our articles of incorporation provide that no shareholder is permitted to cumulate its votes in the election of directors or otherwise.

        Vote Required to Amend Articles of Incorporation and Quorum. Under the Colorado Business Corporation Act, a proposed amendment to our articles of incorporation may be approved by shareholders if the number of votes cast in favor of the amendment exceed the number of votes cast against. In addition, as permitted by the Colorado Business Corporation Act, our articles of incorporation provide that a quorum will exist at a meeting of our shareholders if holders of shares representing one-third of the voting power entitled to vote are present or represented by proxy at the meeting.

        Limitations on Liability. Our articles of incorporation provide that no person who is or was a director will be personally liable to us or to our shareholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions under the Colorado Business Corporation Act.

We have also obtained policies of directors' and officers' liability insurance. These policies insure our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances. The existence of such limitation on liability, indemnification and insurance may impede a change of control of us to the extent that a hostile acquirer seeks to litigate its contest for control with our directors and officers.

Listing

        Our common stock is listed for quotation on the NYSE MKT under the symbol "SYRG."

Transfer Agent and Registrar

        Corporate Stock Transfer is the transfer agent and registrar for our common stock.

 DESCRIPTION OF DEPOSITARY SHARES

General

        We may, at our option, elect to have shares of preferred stock be represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company selected by us as the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable interest in the number of shares of preferred stock underlying such depositary share, to all the rights and preferences of the preferred stock underlying such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement.

        Unless otherwise specified in this prospectus supplement, a holder of depositary shares is not entitled to receive the shares of preferred stock underlying the depositary shares.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares representing such preferred stock in proportion to the numbers of such depositary shares owned by such holders on the relevant record date.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto or the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Depositary Shares

        If preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. Whenever we redeem preferred stock from the depositary, the depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by another equitable method as may be determined by us.

        After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price payable upon such redemption. Any funds deposited by us with the depositary for any depositary shares which the holders thereof fail to redeem shall be returned to us after a period of two years from the date such funds are so deposited.

Voting

        Upon receipt of notice of any meeting or action in lieu of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying such holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock underlying such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so.

Amendment of the Depositary Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary, provided, however, that any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges that arise solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any exchange or redemption of the preferred stock. Holders of depositary shares will pay all other transfer and other taxes and governmental charges, and, in addition, such other charges as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

        We, or at our option, the depositary, will forward to the holders of depositary shares all reports and communications from us which we are required to furnish to the holders of preferred stock.

        Neither the depositary nor we will be liable if either of us is prevented or delayed by law or any circumstances beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary under the deposit agreement will be limited to performance in good faith of our duties thereunder and we and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary share or preferred stock unless satisfactory indemnity has been furnished. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary; Termination of the Deposit Agreement

        The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. Any successor depositary will be appointed by us within 60 days after delivery of the notice of resignation or removal. The deposit agreement may be terminated at our direction or by the depositary if a period of 90 days has expired after the depositary has delivered to us written notice of its election to resign and a successor depositary has not been appointed. Upon termination of the deposit agreement, the depositary will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except that the depositary will continue to deliver preferred stock certificates, together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property in exchange for depositary receipts surrendered. Upon our request, the depositary shall deliver all books, records, certificates evidencing preferred stock, depositary receipts and other documents relating to the subject matter of the depositary agreement to us.

 DESCRIPTION OF WARRANTS

        We may issue warrants to purchase common stock, preferred stock, depositary shares, purchase contracts, debt securities or units that are registered pursuant to the registration statement to which this prospectus relates. We may issue warrants independently or together with other securities that are registered pursuant to the registration statement to which this prospectus relates. Warrants sold with other securities may be attached to or separate from the other securities. We will issue each series of warrants under a separate warrant agreement between us and a warrant agent that we will name in the prospectus supplement. We will describe additional terms of the warrants and the applicable warrant agreements in the applicable prospectus supplement.

General

        If warrants are offered, the prospectus supplement relating to a series of warrants will include the specific terms of the warrants, including:

  •
  the offering price;

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  the title of the warrants;

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  the aggregate number of warrants offered;

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  the dates or periods during which the warrants can be exercised;

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  whether the warrants will be issued in individual certificates to holders or in the form of global securities held by a depositary on behalf of holders;

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  the designation and terms of any securities with which the warrants are issued;

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  if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

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  if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

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  any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants;

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  any special tax implications of the warrants or their exercise;

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  any anti-dilution provisions of the warrants;

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  any redemption or call provisions applicable to the warrants; and

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  any other terms of the warrants.

Transfers and Exchanges

        A holder will be able to exchange warrant certificates for new warrant certificates of different denominations, or to transfer warrants, at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to exercise, holders of warrants will have none of the rights of holders of the underlying securities.

Exercise

        Holders will be able to exercise warrants up to 5:00 P.M. New York City time on the date set forth in the prospectus supplement as the expiration date.

        After this time, unless we have extended the expiration date, the unexercised warrants will be void.

        Subject to any restrictions and additional requirements that may be set forth in a prospectus supplement, holders of warrants may exercise them by delivering to the warrant agent at its corporate trust office the following:

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  warrant certificates properly completed; and

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  payment of the exercise price.

        As soon as practicable after the delivery, we will issue and deliver to the indicated holder the securities purchasable upon exercise. If a holder does not exercise all the warrants represented by a particular certificate, we will also issue a new certificate for the remaining number of warrants.

No Rights of Security Holder Prior to Exercise

        Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

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  in the case of warrants to purchase debt securities, payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise; or

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  in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise.

Enforceability of Rights by Holders of Warrants

        Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrantholder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility if we default in performing our obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us.

Title

        We and the warrant agents and any of our respective agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.

DESCRIPTION OF RIGHTS

        We may issue rights to purchase common stock, preferred stock, depositary shares, other securities described in this prospectus or any combination thereof. These rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the rights in such offering. In connection with any offering of rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed after such offering.

        To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the rights to purchase shares of our securities offered thereby, including the following:

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  the date of determining the securityholders entitled to the rights distribution;

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  the price, if any, for the rights;

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  the exercise price payable for the common stock, preferred stock, depositary shares or other securities upon the exercise of the right;

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  the number of rights issued to each securityholder;

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  the amount of common stock, preferred stock, depositary shares or other securities that may be purchased per each right;

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  any provisions for adjustment of the amount of securities receivable upon exercise of the rights or of the exercise price of the rights;

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  the extent to which the rights are transferable;

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  the date on which the right to exercise the rights shall commence, and the date on which the rights shall expire;

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  the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

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  the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of rights;

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  any applicable federal income tax considerations; and

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  any other terms of the rights, including the terms, procedures and limitations relating to the transferability, exchange and exercise of the rights.

 DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, a specified number, or amount, of securities at a future date or dates. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and an underlying debt or preferred security covered by this prospectus, U.S. Treasury security or other U.S. government or agency obligation. The holder of the unit may be required to pledge the debt, preferred security, U.S. Treasury security or other U.S. government or agency obligation to secure its obligations under the purchase contract.

        If purchase contracts are offered, the prospectus supplement will specify the material terms of the purchase contracts, the units and any applicable pledge or depository arrangements, including one or more of the following:

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  the stated amount that a holder will be obligated to pay under the purchase contract in order to purchase the underlying security;

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  the settlement date or dates on which the holder will be obligated to purchase the underlying security and whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which any early settlement would occur;

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  the events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate;

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  the settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number, or amount, of securities that we will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract;

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  whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying debt or preferred security with an aggregate principal amount or liquidation amount equal to the stated amount;

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  the type of security, if any, that is pledged by the holder to secure its obligations under a purchase contract;

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  the terms of the pledge arrangement relating to the security, including the terms on which distributions or payments of interest and principal on the security will be retained by a collateral agent, delivered to us or be distributed to the holder; and

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  the amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates.

DESCRIPTION OF DEBT SECURITIES

        Our debt securities, consisting of notes, debentures or other evidences of indebtedness, may be issued from time to time in one or more series:

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  in the case of senior debt securities, under a senior indenture to be entered into among us, the guarantors of those securities, if any, and a trustee we will identify in a prospectus supplement; and

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  in the case of subordinated debt securities, under a subordinated indenture to be entered into among us, the guarantors of those securities, if any, and a trustee we will identify in a prospectus supplement.

        Both the senior indenture and the subordinated indenture will be substantially in the form included as exhibits to the registration statement of which this prospectus is a part.

        Because the following is only a summary of the indentures and the debt securities, it does not contain all information that you may find useful. For further information about the indentures and the debt securities, we urge you to read the indentures, the forms of securities, the applicable prospectus supplements and the applicable supplemental indentures.

        As used in this section of the prospectus and under the captions "Description of Capital Stock," "Description of Warrants," "Description of Rights," "Description of Purchase Contracts," and "Description of Units," the terms "we," "us" and "our" mean Synergy Resources Corporation. Although we do not currently have any subsidiaries, references to our subsidiaries in this "Description of Debt Securities" refer to future subsidiaries which we may form and which may in the future be co-issuers or guarantors of such debt securities. Capitalized terms not otherwise defined in this Description of Debt Securities have the meanings given to them in the indentures.

        Unless otherwise specified in a prospectus supplement, any debt securities we offer will be our direct, unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities, either of which may be issued in registered or global form. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will be subordinated in right of payment to certain of our senior debt. In general, this means that if we declare bankruptcy, holders of the senior debt securities and certain other senior debt will be paid in full before the holders of subordinated debt securities will receive any payment on their securities. Non-convertible debt securities may be fully and unconditionally guaranteed by some or all of our subsidiaries.

        Generally, the debt securities will be effectively subordinated to all existing and future secured indebtedness of our subsidiaries and us and to all existing and future indebtedness of all non-guarantor subsidiaries. This means that our rights and the rights of our creditors, including the holders of our debt securities, to receive any of the cash or other assets of any subsidiary upon its liquidation or reorganization or otherwise are necessarily subject to the superior claims of creditors of the subsidiary, except to the extent that we or our creditors may be recognized as creditors of the subsidiary. Our subsidiaries' ability to pay dividends or make other payments or advances to us will also depend upon their operating results and will be subject to applicable laws and contractual restrictions. Unless otherwise specified in an applicable prospectus supplement, the indentures do not limit our subsidiaries' ability to enter into other agreements that prohibit or restrict dividends or other payments or advances to us.

        The indentures do not limit the aggregate principal amount of debt securities that can be issued. The debt securities may be issued in one or more series as we may authorize from time to time. A prospectus supplement and a supplemental indenture relating to the offering of a particular series of debt securities will set forth the specific terms of the offered debt securities.

        These terms will include some or all of the following:

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  the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

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  any limit on the aggregate principal amount of the debt securities;

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  the ability to issue additional debt securities of the same series;

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  the price or prices at which we will sell the debt securities;

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  the maturity date or dates of the debt securities;

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  the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

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  the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

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  in the case of discount debt securities, the rate of accretion of principal, which may be fixed or variable, or the method of determining such rate, and the date or dates from which principal will accrete or the method by which such date or dates will be determined;

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  the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

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  the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

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  the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

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  if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

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  our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

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  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

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  whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

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  the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

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  provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

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  any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable indenture;

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  any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

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  the application, if any, of the terms of the indenture relating to legal defeasance and covenant defeasance (which terms are described below) to the debt securities;

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  whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

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  the terms, if any, upon which the holders may convert or exchange (or upon which we may require the holders to convert or exchange) the debt securities into or for common stock or other securities or property of ours or of another Person (or upon which such debt securities shall automatically convert or be exchanged into or for such other securities or property);

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  whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

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  any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

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  the depository for global or certificated debt securities;

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  any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

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  to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a global debt security will be paid if other than in the manner provided in the applicable indenture;

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  if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

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  the collateral, if any, securing such debt securities, and the guarantors, if any, who will guarantee such non-convertible debt securities, or the methods of determining such collateral, if any, and such guarantors, if any;

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  the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount;

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  if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

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  to add to, change, or eliminate any of the provisions of the indentures to such extent as shall be necessary to add any of our subsidiaries as a co-issuer of debt securities of an applicable series; and

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  any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented.

        Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued in fully-registered form without coupons.

        Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

        The prospectus relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any Senior Debt on the terms set forth below:

        Under the subordinated indenture, "Senior Debt" means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture or thereafter incurred or created:

  •
  the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us (including all mandatory obligations under repurchase agreements for the payment of the repurchase price for the securities purchased pursuant thereto);

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  any of our obligations as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles;

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  all of our obligations for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction;

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  all of our obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

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  all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

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  all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

        However, Senior Debt does not include:

  •
  any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

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  any of our indebtedness in respect of the subordinated debt securities;

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  any indebtedness or liability for compensation to employees, for goods or materials purchased in the ordinary course of business or for services;

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  any of our indebtedness to any subsidiary; and

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  any liability for federal, state, local or other taxes owed or owing by us.

        Senior Debt shall continue to be Senior Debt and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Debt.

        If we default in the payment of any principal of (or premium, if any) or interest on any Senior Debt when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise but excluding payments in Junior Securities) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

        In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

        If any of the following events occur, we will pay in full all Senior Debt before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

  •
  any dissolution or winding-up or liquidation or reorganization of us (or relating to our property), whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

  •
  any general assignment by us for the benefit of creditors; or

  •
  any other marshaling of our assets or liabilities.

        In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the Senior Debt has been paid in full (other than permitted payments in Junior Securities), such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the Senior Debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all such Senior Debt in full.

        The subordinated indenture does not limit the issuance of additional Senior Debt.

Subsidiary Guarantees

        If specified in the prospectus supplement, our guarantor subsidiaries will guarantee the non-convertible debt securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the guarantees of the guarantor subsidiaries.

        Subject to the limitations described below and in the prospectus supplement, the guarantor subsidiaries will, jointly and severally, fully and unconditionally guarantee the punctual payment when due, whether at the maturity date, by acceleration or otherwise, of all our payment obligations under the indentures and the non-convertible debt securities of a series, whether for principal of, premium, if any, or interest on the non-convertible debt securities or otherwise. The guarantor subsidiaries will also pay all expenses (including reasonable counsel fees and expenses) incurred by the applicable trustee in enforcing any rights under a guarantee with respect to a guarantor subsidiary.

        In the case of subordinated non-convertible debt securities, a guarantee of a guarantor subsidiary will be subordinated in right of payment to the senior debt of such guarantor subsidiary on the same basis as the subordinated non-convertible debt securities are subordinated to our senior debt. No payment will be made by any guarantor subsidiary under its guarantee during any period in which payments by us on the subordinated non-convertible debt securities are suspended by the subordination provisions of the subordinated indenture.

        Each guarantee of a guarantor subsidiary will be limited to an amount not to exceed the maximum amount that can be guaranteed by the relevant guarantor subsidiary without rendering such guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

        Each guarantee of a guarantor subsidiary will be a continuing guarantee and will:

  •
  remain in full force and effect until either (a) payment in full of all the applicable non-convertible debt securities (or such non-convertible debt securities are otherwise satisfied and discharged in accordance with the provisions of the applicable indenture) or (b) released as described in the following paragraph;

  •
  be binding upon each guarantor subsidiary; and

  •
  inure to the benefit of and be enforceable by the applicable trustee, the holders of the non-convertible debt securities and their successors, transferees and assigns.

        In the event that a guarantor subsidiary ceases to be our subsidiary, or all or substantially all of the assets or all of the capital stock of any guarantor subsidiary is sold or disposed of, including by way of sale, merger, consolidation or otherwise, such guarantor subsidiary will be released and discharged of its obligations under its guarantee without any further action required on the part of the trustee or any holder of the non-convertible debt securities, and no other person acquiring or owning the assets or capital stock of such guarantor subsidiary will be required to enter into a guarantee. If legal or covenant defeasance occurs with respect to the non-convertible debt securities of any series, all the guarantor subsidiaries will be released and discharged from their obligations under their guarantees. In addition, the prospectus supplement may specify additional circumstances under which a guarantor subsidiary can be released from its guarantee.

Consolidation, Merger, Sale of Assets and Other Transactions

        To the extent set forth in an accompanying prospectus supplement, we may not merge with or into or consolidate with another entity or sell, assign,transfer, lease or convey all or substantially all of our properties and assets to, any other entity other than a direct or indirect wholly owned subsidiary of ours, and no entity may merge with or into or consolidate with us or, except for any direct or indirect wholly owned subsidiary of ours, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, unless:

  •
  we are the surviving corporation, or the entity formed by or surviving such merger or consolidation, or to which such sale, assignment, transfer, lease or conveyance has been made, and such entities, if other than us, have expressly assumed by supplemental indenture all of our obligations under the applicable indenture;

  •
  immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing; and

  •
  we deliver to the trustee an officers' certificate and an opinion of counsel, each stating that the supplemental indenture complies with the applicable indenture.

Events of Default, Notice and Waiver

        Unless an accompanying prospectus supplement states otherwise, the following shall constitute "Events of Default" under the indentures with respect to each series of debt securities:

  •
  our failure to pay any interest on any debt security of such series when due and payable, and such failure continues for 30 days;

  •
  our failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

  •
  our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 90 days after we receive notice of such failure;

  •
  certain events of bankruptcy, insolvency or reorganization; and

  •
  any other Event of Default provided with respect to securities of that series.

        If an Event of Default with respect to any debt securities of any series outstanding under an indenture shall occur and be continuing, the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately.

        However, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic. After such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Please read the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity.

        Any past default under either indenture with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

        The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

        The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

        No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless: o an Event of Default has occurred and the holder has given to the trustee written notice of an Event of Default and of the continuance thereof with respect to the debt securities of such series specifying an Event of Default, as required under the applicable indenture;

  •
  the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

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  the trustee shall not have instituted such action within 60 days of such request; and

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  no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series.

        We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

        As set forth below, we may discharge or defease our obligations under the indentures, unless otherwise indicated in the applicable prospectus supplement.

        We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we have paid all other sums payable under the applicable indenture.

        If indicated in the applicable prospectus supplement, we may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant indenture) ("legal defeasance") or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series ("covenant defeasance"), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

        We may exercise our legal defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

        Under each indenture, we and the applicable trustee may supplement the indenture for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, each indenture requires the consent of each holder of debt securities that would be affected by any modification which would:

  •
  change the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

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  reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

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  change the currency in which any debt security or any premium or interest is payable;

  •
  impair the right to enforce any payment on or with respect to any debt security;

  •
  reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

  •
  modify any of the above provisions.

        Each indenture permits the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indenture.

Payment and Paying Agent

        Unless otherwise indicated in the applicable prospectus supplement:

        Payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

        Principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

        A paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        All monies paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

        Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder's beneficial interest in the global securities will be shown on the records of DTC or one of its participants and transfers of beneficial interests will only be effected through DTC's or such participant's records.

        A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder's name if:

  •
  DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Securities Exchange Act of 1934 and no successor depositary has been appointed for 90 days; or

  •
  we determine in our sole discretion, that the global security shall be exchangeable.

        If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee's corporate office or at the offices of any paying agent or trustee appointed by us under the applicable indenture. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Conversion or Exchange Rights

        The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder, or at our option. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF UNITS

        As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, preferred stock, depositary shares, warrants, rights, purchase contracts, debt securities, or any combination of such securities. The applicable prospectus supplement will describe:

  •
  the securities comprising the units, including whether and under what circumstances the securities comprising the units may be separately traded;

  •
  the terms and conditions applicable to the units, including a description of the terms of any applicable unit agreement governing the units; and

  •
  a description of the provisions for the payment, settlement, transfer or exchange of the units.

 FORMS OF SECURITIES

        We may issue the warrants, purchase contracts, debt securities, and units of any series in the form of one or more fully registered global securities that will be deposited with a depositary or with a nominee for a depositary and registered in the name of the depositary or its nominee. In that case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of outstanding registered securities of the series to be represented by such global securities. Unless and until the depositary exchanges a global security in whole for securities in definitive registered form, the global security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any of its nominees to a successor of the depositary or a nominee of such successor.

        The specific terms of the depositary arrangement with respect to any portion of a series of securities to be represented by a global security will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

        Ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary for such global security known as "participants" or persons that may hold interests through such participants.

        Upon the issuance of a global security, the depositary for such global security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities represented by the global security beneficially owned by the participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such securities.

        Ownership of beneficial interests in such global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in global securities.

        So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable indenture, warrant agreement, purchase contract or unit agreement. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of such securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture, warrant agreement, purchase contract or unit agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for the global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, purchase contract or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, warrant agreement, purchase contract or unit agreement, the depositary for such global security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

        Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, purchase contracts or units represented by a global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such global security. None of us, the trustees, the warrant agents, the unit agents or any of our other agents, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that the depositary for any securities represented by a global security, or its nominee, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or commodities to holders in respect of such global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in such global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

        If the depositary for any securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and we do not appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days, we will issue such securities in certificated form in exchange for such global security. In addition, we may at any time and in our sole discretion determine not to have any of the securities of a series represented by one or more global securities and, in such event, will issue securities of such series in certificated form in exchange for all of the global security or securities representing such securities. Any securities issued in certificated form in exchange for a global security will be registered in such name or names as the depositary shall instruct the relevant trustee, warrant agent or other relevant agent of ours. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such global security.

SELLING SHAREHOLDERS

        We may register shares of common stock covered by this prospectus for re-offers and resales by selling shareholders to be named in a prospectus supplement. We may register these shares to permit selling shareholders to resell their shares when they deem appropriate. A selling shareholder may resell all, a portion or none of such shareholder's shares at any time and from time to time. Selling shareholders may also sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling shareholders may offer shares for sale under this prospectus and any prospectus supplement. We will not receive any proceeds from any sale of shares by a selling shareholder under this prospectus and any prospectus supplement. We may pay some or all expenses incurred with respect to the registration of the shares of common stock owned by the selling shareholders, other than underwriting fees, discounts or commissions, which will be borne by the selling shareholders. We will provide you with a prospectus supplement naming the selling shareholder(s), the amount of shares to be registered and sold and any other terms of the shares of common stock being sold by the selling shareholder(s).

 PLAN OF DISTRIBUTION

        We and the selling shareholders may sell our securities from time to time through underwriters, dealers or agents or directly to purchasers, in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may also sell our securities upon the exercise of rights that may be distributed to security holders. We and the selling securityholders may use these methods in any combination.

        The terms of the offering of the securities will be described in a prospectus supplement, information incorporated by reference or related free writing prospectus, including:

  •
  the name or names of any underwriters;

  •
  the names or names of any selling shareholder;

  •
  the purchase price of the securities and the proceeds we or the selling shareholders will receive from the sale;

  •
  any underwriting discounts and other items constituting underwriters' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or market on which the securities may be listed.

        Only underwriters named in the prospectus supplement or information incorporated by reference will be underwriters of the securities offered thereby.

        The distribution of securities may be effected, from time to time, in one or more transactions, including:

  •
  block transactions (which may involve crosses) and transactions on the NYSE MKT or any other organized market where the securities may be traded;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

  •
  ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

  •
  sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise; and

  •
  sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

By Underwriters

        We or the selling shareholders may use an underwriter or underwriters in the offer or sale of the securities.

  •
  If an underwriter or underwriters is used, the offered securities will be acquired by the underwriters for their own accounts.

  •
  The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, will be included in the prospectus supplement.

  •
  The underwriters will use this prospectus and the prospectus supplement to sell the securities.

        We or the selling shareholders may also sell securities pursuant to one or more standby agreements with one or more underwriters in connection with the call, redemption or exchange of a specified class or series of any of our outstanding securities. In a standby agreement, the underwriter or underwriters would agree either:

  •
  to purchase up to the number of shares of common stock that would be issuable upon conversion or exchange of all the shares of the class or series of the securities at an agreed price per share of common stock; or

  •
  to purchase up to a specified dollar amount of offered securities at an agreed price per offered security, which price may be fixed or may be established by formula or other method and which may or may not relate to market prices of the common stock or any other outstanding security.

        The underwriter or underwriters would also agree, if applicable, to convert or exchange any securities of the class or series held or purchased by the underwriter or underwriters into or for our common stock or other security.

        The underwriter or underwriters may assist in the solicitation of conversions or exchanges by holders of the class or series of securities.

By Dealers

        We or the selling shareholders may use a dealer to sell the securities.

  •
  If a dealer is used, we or the selling shareholders, as applicable, will sell the securities to the dealer as principal.

  •
  The dealer will then resell the securities to the public at varying prices that the dealer will determine at the time it sells the securities.

  •
  The name of the dealer and the terms of the transactions with the dealer in the prospectus supplement will be included.

        If we offer securities in a rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a rights offering for us.

By Agents

        We or the selling shareholders may designate agents to solicit offers to purchase the securities.

  •
  Any agent involved in offering or selling the securities, and any commissions to be paid to the agent, will be named and described in the prospectus supplement.

  •
  Unless otherwise indicated in the prospectus supplement, the agents will act on a best efforts basis for the period of their appointment.

  •
  The agents may be deemed to be underwriters under the Securities Act of any of the securities that they offer or sell.

By Delayed Delivery Contracts

        We or the selling shareholders may authorize agents and underwriters to solicit offers by certain institutions to purchase securities at the public offering price under delayed delivery contracts.

  •
  If delayed delivery contracts are used, such use will be disclosed in the prospectus supplement, which will also tell you when payment will be demanded and delivery of the securities under the delayed delivery contracts will occur.

  •
  These delayed delivery contracts will be subject only to the conditions set forth in the prospectus supplement.

  •
  The prospectus supplement will indicate the commission that underwriters and agents soliciting purchases of the securities under delayed delivery contracts will be entitled to receive.

Direct Sales

        We or the selling shareholders may directly solicit offers to purchase securities, and may directly sell securities to institutional or other investors, including affiliates. The terms of any direct sales will be described in the prospectus supplement. We may also sell our securities upon the exercise of rights which we may issue.

General Information

        Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We and the selling shareholders may indemnify agents, underwriters, and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with, or perform services for us or the selling shareholders in the ordinary course of business.

        Each series of securities offered by this prospectus may be a new issue of securities with no established trading market. Any underwriters to whom securities offered by this prospectus are sold for public offering and sale may make a market in the securities offered by this prospectus, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities offered by this prospectus.

        Representatives of the underwriters through whom the securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.

        Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us, our subsidiaries or the selling shareholders in the ordinary course of business.

Fees and Commissions

        If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with applicable NASD rules.

LEGAL MATTERS

        Certain legal matters in connection with the securities offered hereby will be passed on for us by Hart & Hart, LLC, Denver, Colorado. Any selling shareholders or underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

        The financial statements of Synergy Resources Corporation as of and for the year ended August 31, 2014 and management's assessment of the effectiveness of internal control over financial reporting as of August 31, 2014 incorporated by reference herein have been so incorporated in reliance on the reports of EKS&H, LLLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The information relating to our oil and natural gas reserves, as of August 31, 2014, incorporated herein by reference, including all statistics and data, was derived from the audit report dated October 9, 2014, evaluating our oil and natural gas properties, prepared by Ryder Scott & Company, our independent petroleum engineer, in reliance on the authority of such firm as experts in the oil and natural gas industry.